File No. 024-12409

As filed with the Securities and Exchange Commission on June 20, 2024

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated June 20, 2024

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Maison Luxe, Inc.

500,000,000 Shares of Common Stock

By this Offering Circular, Maison Luxe, Inc., a Nevada corporation, is offering for sale a maximum of 500,000,000 shares of its common stock (the Offered Shares), at a fixed price of $[0.001-0.005] per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the SEC). A minimum purchase of $5,000 of the Offered Shares is required in this offering, with any additional purchase required to be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

This offering will commence within two days of its qualification by the SEC. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	500,000,000	$._____[0.001-0.005]	$-0-	$______[500,000-2,500,000]
(1)	Does not account for the payment of expenses of this offering estimated at $7,500. See “Plan of Distribution.”
(2)	We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

Our common stock is quoted in the over-the-counter under the symbol “MASN” in the OTC Pink marketplace of OTC Link. On June 6, 2024, the closing price of our common stock was $0.0009 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Super Voting Preferred Stock (the “Series A Preferred Stock”), which effectively preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has 500 times that number of votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Our Chief Executive Officer, Anil Idnani, as the owner of all outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

You should purchase Offered Shares only if you can afford a complete loss of your investment. See “Risk Factors,” beginning on page 4, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption” and “Offerings to Qualified Purchasers—Investor Suitability Standards” (page 13). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ________________, 2024.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Maison Luxe, Inc., a Nevada corporation, including its sole subsidiary, Maison Luxe, Inc., a Wyoming corporation.

Our Company

Our company was incorporated in 2002 in the State of Nevada, under the name MK Automotive, Inc. Our corporate name changed to Clikia Corp., in July 2017. From 2002 through 2015, our company was engaged in the retail and commercial automotive diagnostic, maintenance and repair services businesses, and, from December 2015 through January 2017, we pursued the commercial exploitation of Squuak.com, a social media and content sharing tool and platform. From January 2017 through April 2019, we operated an over-the-top (OTT) video streaming subscription service. From April 2019 through May 2020, we pursued a plan of business that called for our company to establish a private jet charter operation, an aircraft maintenance business, an aircraft sales and brokerage operation and an online aircraft parts store. Ultimately, these business efforts were unsuccessful, for differing reasons.

In April 2020, our company experienced a change in control, pursuant to which Mr. Anil Idnani became our controlling shareholder and sole officer and director. Following such change-in-control transaction, in May 2020, we acquired all of the assets, including the going business (collectively, the “Maison Luxe Business”), of Maison Luxe, LLC, a Delaware limited liability. Through our wholly-owned subsidiary, Maison Luxe, Inc., we own and operate the Maison Luxe Business. (See “Business”)

The business known as “Maison Luxe” was founded in January 2020, with the vision of becoming an industry leader in luxury retail. Maison Luxe focuses its efforts primarily within the fine time pieces and jewelry segments both on a wholesale and B2C (business-to-consumer) basis.

The Maison Luxe Business currently exploits three primary sales channels through which it sells its luxury retail items: (1) private client direct sales; (2) sales to wholesalers; and (3) sales to retail stores. Future sales efforts will remain reliant upon such sales channels, with an expanding presence in available social media sales channels and a more robust e-commerce sales channel through the Maison Luxe website. (See “Business”)

Offering Summary

Securities Offered	500,000,000 shares of common stock, par value $0.00001
Offering Price	$[0.001-0.005] per Offered Share.
Shares Outstanding Before This Offering	248,586,409 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	748,586,409 shares issued and outstanding, assuming the sale of all Offered Shares are sold.
Minimum Number of Shares to Be Sold in This Offering	None
Disparate Voting Rights	Our outstanding shares of Series A Super Voting Preferred Stock (the Series A Preferred Stock) possess superior voting rights, which effectively preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has 500 times that number of votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Our Chief Executive Officer, Anil Idnani, as the owner of all outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, including matters requiring the approval of our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors” and “Security Ownership of Certain Beneficial Owners and Management”).

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Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.
Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “MASN” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.
Use of Proceeds	We will apply the proceeds of this offering for inventory, sales and marketing expenses, general and administrative expenses, payroll expenses and working capital. (See Use of Proceeds).
Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at 1 Bridge Plaza, 2nd Floor, Fort Lee, New Jersey 07024; our telephone number is 551-486-3980; our corporate website is located at www.maisonluxeny.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred losses in prior periods. For the nine months ended December 31, 2023, we incurred a loss from operations of $751,815 (unaudited) and reported a net profit of $ 1,264,126 (unaudited) and, as of that date, we had an accumulated deficit of $ 10,666,709 (unaudited). For the year ended March 31, 2023, we incurred a net loss of $6,661,261 (unaudited) and, as of that date, we had an accumulated deficit of $11,930,835 (unaudited). Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We may be unable to obtain sufficient capital to implement the full plan of business of Maison Luxe Business. Currently, we do not have sufficient financial resources with which to establish our full plan of business. There is no assurance that we will be able to obtain sources of financing, in order to satisfy our working capital needs.

We do not have a successful operating history; we do not have a long-term operating history with respect to our recently acquired Maison Luxe Business. We are without a long-term history of operations in the luxury retail business, which makes an investment in our common stock speculative in nature. Because of this lack of operating history, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of the Maison Luxe Business. Our performance and business prospects will suffer, in particular, if we are unable to:

•	obtain access to inventory on acceptable terms;
•	achieve market acceptance of the Maison Luxe Business;
•	establish long-term customer relationships.

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There are risks and uncertainties encountered by early-stage companies. As an early-stage company, we are unable to offer assurance that we will be able to overcome the lack of brand recognition of the Maison Luxe Business and our lack of capital.

We may not be successful in establishing our business model. We are unable to offer assurance that we will be successful in establishing the Maison Luxe Business. Should we fail to implement successfully the business plan of the Maison Luxe Business, you can expect to lose your entire investment in our common stock.

We may never earn a profit. Because we lack a successful operating history with respect to our luxury retail business, we are unable to offer assurance that we will ever earn a profit therefrom.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our aviation services, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our sole executive officer’s serving without current compensation; the loss of this executive officer could disrupt our operations and adversely affect the development of the Maison Luxe Business. Our success in establishing the Maison Luxe Business will depend, primarily, on the continued service of our sole officer, Anil Idnani. We have not entered into an employment agreement with Mr. Inani. The loss of service of Mr. Idnani, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies with respect to the industry in which the Maison Luxe Business operates. Rather, our plans for implementing our aviation services and achieving profitability are based on the experience, judgment and assumptions of our sole executive officer. If these assumptions prove to be incorrect, we may not be successful in establishing the Maison Luxe Business.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

The Maison Luxe Business may not achieve wide market acceptance. Without significant funds with which to market its luxury retail goods, our recently acquired Maison Luxe Business may not succeed in attracting sufficient customer interest and follow-on sales to generate a profit. There is no assurance that, even with adequate funds with which to market its luxury retail goods, the Maison Luxe Business will ever earn a profit from its operations.

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We will remain in an illiquid financial position and face a cash shortage, unless and until we obtain needed capital. Currently, we are in an illiquid financial position and will remain in such a position, unless the Maison Luxe Business generates greater operating revenues and/or we obtain needed capital through this offering, of which there is no assurance. There is no assurance that we will ever achieve adequate liquidity.

We may not compete successfully with other businesses in the luxury retail goods industry. The Maison Luxe Business competes, directly or indirectly, with local, national and international purveyors of luxury retail goods. The Maison Luxe Business may not be successful in competing against its competitors, many of whom have longer operating histories, significantly greater financial stability and better access to capital markets and credit than we do. We also expect to face numerous new competitors offering goods and related services comparable to those offered by the Maison Luxe Business. There is no assurance that we will be able to compete successfully against our competition.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company's common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

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Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange's requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange's requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Our holding company structure makes us dependent on our current subsidiary, and future subsidiaries, for our cash flow and subordinates the rights of our shareholders to the rights of creditors of our current subsidiary, and future subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company, Maison Luxe, Inc., will act as a holding company and, accordingly, substantially all of our operations will be conducted through subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

The outstanding shares of our Series A Super Voting Preferred Stock effectively preclude current and future owners of our common stock from influencing any corporate decision. Our Chief Executive Officer, Anil Idnani, owns 100% of the outstanding shares of our Series A Preferred Stock. The Series A Preferred Stock has 500 times that number of votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Mr. Idnani will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. His control of the outstanding Series A Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if he opposes it.

We have outstanding convertible debt instruments that could negatively affect the market price of our common stock. Certain of our outstanding convertible debt instruments could negatively affect the market price of our common stock, should their respective exercise prices, at the time of exercise, be lower than the then-market price of our common stock. We are unable, however, to predict the actual effect that the conversion of any such convertible debt instruments would have on the market price of our common stock.

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We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer products or services; and
•	rumors or public speculation about any of the above factors.

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The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company's assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. Our sole officer and a Director holds shares of our restricted common stock, but is currently able to sell his shares in the market. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

As of the date of this Offering Circular, there is a total of approximately 12,000,000 shares of our common stock underlying the currently convertible portions of convertible debt instruments and pursuant to agreements. All such shares constitute an overhang on the market for our common stock and, if and when issued, will be issued without transfer restrictions, pursuant to certain exemptions from registration, and could reduce prevailing market prices for our common stock. Also, in the future, we may also issue securities in connection with our obtaining needed capital or an acquisition transaction. The amount of shares of our common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our pro forma net tangible book value as of December 31, 2023, was $(1,659,776) (unaudited), or $(0.009) (unaudited) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold at an offering price of $0.003, which represents the midpoint of the offering price range stated herein.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$ 0.003
Net tangible book value per share as of December 31, 2023 (unaudited)	$ (0.009)
Increase in net tangible book value per share after giving effect to this offering	$ 0.009
Pro forma net tangible book value per share as of December 31, 2023 (unaudited)	$ (0.000)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$ 0.003

Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$ 0.003
Net tangible book value per share as of December 31, 2023 (unaudited)	$ (0.009)
Increase in net tangible book value per share after giving effect to this offering	$ 0.008
Pro forma net tangible book value per share as of December 31, 2023 (unaudited)	$ (0.001)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$ 0.004

Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$ 0.003
Net tangible book value per share as of December 31, 2023 (unaudited)	$ (0.009)
Increase in net tangible book value per share after giving effect to this offering	$ 0.007
Pro forma net tangible book value per share as of December 31, 2023 (unaudited)	$ (0.002)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$ 0.005

Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$ 0.003
Net tangible book value per share as of December 31, 2023 (unaudited)	$ (0.009)
Increase in net tangible book value per share after giving effect to this offering	$ 0.005
Pro forma net tangible book value per share as of December 31, 2023 (unaudited)	$ (0.004)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$ 0.007

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USE OF PROCEEDS

The table below sets forth the proceeds we would derive from the sale of all of the Offered Shares, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares, assuming the payment of no sales commissions or finder’s fees and before the payment of expenses associated with this offering of approximately $7,500, and assuming an offering price of $0.003, which represents the midpoint of the offering price range stated herein. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares.

	Use of Proceeds for Assumed Percentage of Remaining Shares Sold in This Offering
	25%	50%	75%	100%
Inventory	$75,000	$150,000	$225,000	$500,000
Sales and Marketing Expense	75,000	150,000	225,000	500,000
Salary Expense	75,000	150,000	225,000	500,000
General and Administrative Expense	75,000	150,000	225,000	500,000
Working Capital	75,000	150,000	225,000	500,000
TOTAL	$375,000	$750,000	$1,125,000	$1,500,000

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the Maison Luxe Business, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 500,000,000 Offered Shares on a best-efforts basis, at a fixed price of $[0.001-0.005] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor's subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Anil Idnani. Mr. Idnani will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Idnani is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Idnani:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Idnani at: anil@maisonluxeny.com; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement via e-mail to: anil@maisonluxeny.com; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.maisonluxeny.com, as well as on the SEC's website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor's funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See State Qualification and Investor Suitability Standards below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000.00 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Georgia, New York and Puerto Rico. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state's securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

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Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 1,700,000,000 shares of common stock, $.00001 par value per share, and 5,000,000 shares of Series A Super Voting Preferred Stock, $.00001 par value per share. As of the date of this Offering Circular, there were 248,586,409 shares of our common stock issued and outstanding, held by 66 holders of record; and 2,000,000 shares of Series A Super Voting Preferred Stock issued and outstanding.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Offering Circular, our sole officer and a Director, Anil Idnani, owns a total of 53,045,699 shares, or approximately 43.78%, of our outstanding common stock.

In addition, Mr. Idnani owns all of the issued and outstanding shares of Series A Super Voting Preferred Stock and thereby controls all corporate matters relating to our company. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Transactions—Change in Control Transactions”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock or Series A Super Voting Preferred Stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy. We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Series A Super Voting Preferred Stock

Voting. Holders of the Series A Super Voting Preferred Stock (the Series A Preferred Stock) have 500 times that number of votes on all matters submitted to the shareholders that each shareholder of our common stock is entitled to vote at each meeting of shareholders with respect to all matters presented to the shareholders for their action or consideration. Holders of the Series A Preferred Stock shall vote together with the holders of our common stock as a single class.

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Our Chief Executive Officer and a Director, Anil Idnani owns all of the issued and outstanding shares of Series A Preferred Stock and thereby controls all corporate matters of our company. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Transactions—Change in Control Transactions”).

Dividends. Holders of Series A Preferred Stock shall not be entitled to receive dividends paid on our common stock. Dividends paid to holders of the Series A Preferred Stock are at the discretion of our Board of Directors.

Liquidation Preference. Upon the liquidation, dissolution and winding up of our company, whether voluntary or involuntary, holders of the Series A Preferred Stock are not entitled to receive any of our assets.

No Conversion. The shares of Series A Preferred Stock are not convertible into shares of our common stock.

Convertible Promissory Notes

As of December 31, 2023, we had outstanding convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes.

Date of Note Issuance	Principal Amount at Issuance	Current Balance	Current Accrued Interest	Maturity Date	Conversion Terms	Name of Noteholder and Name of Person with Investment Control
2/24/2017	$3,400	$19,641	$1,392	2/24/2018	60% of market price during the valuation period up to 9.9% of outstanding number of shares on date of conversion	Schooner Equities, LLC (Kenneth Brand)
1/8/2021	$150,000	$116,545	$41,045	1/8/2022	50% of market price during the valuation period up to 9.9% of outstanding number of shares on date of conversion	A2G, LLC (Alexander Benz)
5/4/2021	$200,000	$208,640	$-0-	5/4/2022	50% of market price during the valuation period up to 9.9% of outstanding number of shares on date of conversion	A2G, LLC (Alexander Benz)
1/3/2022*	$300,000	$232,000	$150,000 OID	1/3/2023	$.01, up to 4.99% of outstanding number of shares on date of conversion	Cimarron Capital, Inc. (Peter Aiello)
1/3/2022*	$200,000	$192,000	$100,000 OID	1/3/2023	$.01, up to 4.99% of outstanding number of shares on date of conversion	Christine Arenella
10/4/2022	$25,000	$18,500	-0-	10/12/2023	50% of market price during the valuation period up to 9.9% of outstanding number of shares on date of conversion.	A2G, LLC (Alexander Benz)

* Subsequent to December 31, 2023, in March 2024, this note was extinguished pursuant to a settlement agreement (the “Settlement Agreement”) between our company, as the borrower, and Cimarron Capital, Inc. and Christine Arenella (collectively, the “Lenders”). Under the Settlement Agreement, we are required to make monthly payments of $10,000 to the Lenders through March 2025 and, then, for the following 12 months, monthly payments of $12,000 to the Lenders, for total payments of $264,000. See “Financial Condition, Liquidity and Capital Resources” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a more complete description of the Settlement Agreement.

Transfer Agent

Pacific Stock Transfer Company is the transfer agent for our common stock. Pacific Stock Transfer’s address is 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119; its telephone number is 800-785-7782; its website is www.pacificstocktransfer.com. No information found on Pacific Stock Transfer’s website is part of this Offering Circular.

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BUSINESS

Corporate Information

Our corporate office is located at 1 Bridge Plaza North, 2nd Floor, Fort Lee, New Jersey 07024; our telephone number is 551-486-3980; and our website is located at: www.maisonluxeny.com. No information found on our company’s website is part of this Offering Circular.

History

Our company was incorporated in 2002 in the State of Nevada, under the name MK Automotive, Inc. Our corporate name changed to Clikia Corp., in July 2017. From 2002 through 2015, our company was engaged in the retail and commercial automotive diagnostic, maintenance and repair services businesses, and, from December 2015 through January 2017, we pursued the commercial exploitation of Squuak.com, a social media and content sharing tool and platform. From January 2017 through April 2019, we operated an over-the-top (OTT) video streaming subscription service. From April 2019 through May 2020, we pursued a plan of business that called for our company to establish a private jet charter operation, an aircraft maintenance business, an aircraft sales and brokerage operation and an online aircraft parts store. Ultimately, these business efforts were unsuccessful, for differing reasons.

In April 2020, our company experienced a change in control, pursuant to which Mr. Anil Idnani became our controlling shareholder and sole officer and director. Following such change-in-control transaction, in May 2020, we acquired all of the assets, including the going business (collectively, the “Maison Luxe Business”), of Maison Luxe, LLC, a Delaware limited liability. Through our wholly-owned subsidiary, Maison Luxe, Inc., we own and operate the Maison Luxe Business.

In April 2021, our corporate name changed to “Maison Luxe, Inc.” and our trading symbol changed to “MASN.”

The Maison Luxe Business

Our company’s sole officer and a Director, Mr. Anil Idnani, founded the Maison Luxe Business with the vision of offering highly desired luxury retail consumer items that are responsibly-sourced and affordable to the end customer. Because of the dynamics and structure within the luxury retail industry, customers who desire luxury items are unable to avail themselves of such items, due to the unreliable nature of sellers and exorbitant prices. It is this void in the marketplace that Mr. Idnani identified as a business opportunity and established the Maison Luxe Business to provide customers with the experience of purchasing luxury items as a standard.

Mr. Idnani’s vision for Maison Luxe comes from his vast background in the luxury trade through his involvement in his family-owned and operated travel retail businesses, which were established over 30 years ago. As part of his responsibilities, Mr. Idnani developed an expertise in fine timepieces and jewelry, developing relationships with store fronts in duty-free ports in areas, such as Alaska and the U.S. Virgin Islands. In order to stay current with the brands and consumer needs, Mr. Idnani will continue to attend trade shows, both abroad and domestic, to develop additional knowledge and industry relationships with many of the most prestigious luxury brands available.

The business known as “Maison Luxe” was founded in January 2020, with the vision of becoming an industry leader in luxury retail. Maison Luxe focuses its efforts primarily within the fine time pieces and jewelry segments both on a wholesale and B2C (business-to-consumer) basis.

The Maison Luxe Business currently exploits three primary sales channels through which it sells its luxury retail items: (1) private client direct sales; (2) sales to wholesalers; and (3) sales to retail stores. Future sales efforts will remain reliant upon such sales channels, with an expanding presence in available social media sales channels and a more robust e-commerce sales channel through the Maison Luxe website.

Maison Luxe has been able to achieve relatively high volume and transactional sales due, in large measure, to its relationships with vendors, private clients and wholesalers. In addition, Maison Luxe has established an e-commerce platform through its website.

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Maison Luxe only sources its items from reputable vendors that are well known to Mr. Idnani. Mr. Idnani chooses to stock items that are only in high demand and valuable with potential market appreciation. Maison Luxe aims to provide a quality experience to its customers, by always keeping inventory up to date and with a well-curated, post-sale process. Through its high-quality customer service efforts, customers are able address questions or concerns with purchased products or to inquire of product availability. Maison Luxe is not sponsored by, associated with or affiliated with any of its advertised brands or their subsidiaries.

Investment in Impossible Diamond, Inc.

During the first half of 2021, we invested a total of $200,000 in Impossible Diamond, Inc. (“Impossible Diamond”), a New York City based start-up firm with a patented process (U.S. Patent No. 11,371,162–System and Method for Generating Synthetic Diamonds via Atmospheric Carbon Capture and related U.S. Patent Nos. 11,585,011, 11,585,012, 11,713,250 and 11,760,643) to transform air pollution into synthetic diamonds.

Impossible Diamond describes its patented process as follows:

1.	Step 1: A thermochemical process is used to capture CO2, which is then purified and pumped into high-pressure cylinders for storage.
2.	Step 2: Captured CO2 is combined with green hydrogen to produce high-purity Atmospheric Methane™.
3.	Step 3: Atmospheric Methane™ is pumped into specialized CVD growing chambers, where the diamond start to take shape, one ambitious atom at a time.
4.	Step 4: Once the diamond material has been grown, it is rough cut into small cubes. Advanced software maps the material and produces a cutting plan. From there, the stones are cut and polished using traditional methods.

Based on recent sales of equity securities by Impossible Diamond, we believe our investment in Impossible Diamond to be worth approximately between $1 million and $1.1 million. However, there is no assurance that we would realize such value were we to attempt to sell our equity investment. Currently, it is management’s intention to hold our investment in Impossible Diamond.

Intellectual Property

We regard our trademarks, service marks and business know-how as having significant value and as being an important factor in the marketing of our luxury retail products. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws.

Facilities

Our sole officer and director provides our company with the office space required for our current operations at no charge. Our business office is located at 1 Bridge Plaza, 2nd Floor, Fort Lee, New Jersey. We do not own any real property.

Employees

We currently have three employees, including our Chief Executive Officer, Anil Idnani, who oversees our business development, corporate administration and business operations. Mr. Idnani also oversees record keeping and financial reporting functions. We intend to hire a small number of employees, at such times as business conditions warrant. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed, on a consulting basis.

Website

Our company’s corporate website can be found at www.maisonluxeny.com. We make available free of charge at this website all of our reports filed with OTCMarkets.com, including our annual reports, quarterly reports and other informational reports. These reports are made available on our website as soon as reasonably practicable after their filing with OCTMarkets.com. No information found on our company’s website is part of this Offering Circular.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Basis of Presentation

In May 2020, we acquired the Maison Luxe Business, which business has become the sole business of our company. This section presents information, and narrative descriptions thereof, concerning the operating results of (a) our company for the periods and as of the dates indicated, (b) Maison Luxe LLC for the period and as of the date indicated and, (c) where appropriate, pro forma financial information, which assumes our company’s acquisition of the Maison Luxe Business had occurred on certain prior dates, as indicated.

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Principal Factors Affecting Our Financial Performance

Our future operating results will be primarily affected by the following factors:

•	obtain access to inventory on acceptable terms;
•	achieve market acceptance of the Maison Luxe Business;
•	establish long-term customer relationships.

We expect to incur operating losses through at least the first quarter of calendar year 2025. Further, because of our lack of capital and the current lack of brand name awareness of the Maison Luxe Business, we cannot predict the levels of our future revenues.

Results of Operations

For the Nine Months Ended December 31, 2023 (“Interim 2024”) and 2022 (“Interim 2023”). For Interim 2024, we generated $6,274,232 (unaudited) in sales revenues, cost of sales of $6,320,886 (unaudited) and a gross loss of $46,654 (unaudited). We incurred $705,161 (unaudited) in general and administrative expenses, resulting in a loss from operations of $751,815 (unaudited). We had other income of $2,015,941 (unaudited), which was comprised of $2,823,391 (unaudited) in gain on debt extinguishment, which was offset by $12,500 in amortization of debt discount, $686,834 (unaudited) in changes in fair value of derivative liabilities and $108,116 (unaudited) in interest expense, resulting in net profit of $1,264,126 (unaudited).

For Interim 2023, we generated $7,533,838 (unaudited) in sales revenues, cost of sales of $8,554,159 (unaudited) and a gross loss of $1,020,321 (unaudited). We incurred $5,290,750 (unaudited) in general and administrative expenses, resulting in a loss from operations of $6,311,071 (unaudited). We had other expense of $868,196 (unaudited), which was comprised of $19,000 (unaudited) in derivative expense, $210,417 in amortization of debt discount, $431,329 (unaudited) in changes in fair value of derivative liabilities and $207,450 (unaudited) in interest expense, resulting in a net loss of $7,179,267 (unaudited).

The reduced revenues during Interim 2024 are primarily attributable to a softer U.S. economy. However, during Interim 2024, we were able to significantly reduce our gross loss, due to our having been able to garner relatively higher retail prices for our goods, as compared to Interim 2023. Also, during Interim 2024, we significantly reduced our general and administrative expenses, in light of our reduced levels of available capital. Further, were it not for $2,823,391 (unaudited) in gain on debt extinguishment during Interim 2024, we would have reported a net loss of $1,559,265 (unaudited).

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For the Years Ended March 31, 2023 (“Fiscal 2023”) and 2022 (“Fiscal 2022”). For Fiscal 2023, we generated $11,870,138 (unaudited) in sales revenues, cost of sales of $12,609,525 (unaudited) and a gross loss of $739,387 (unaudited). We incurred $5,514,031 (unaudited) in general and administrative expenses and a total of $407,843 in other expenses, which were comprised of $216,667 (unaudited) in amortization of debt discount, $19,000 (unaudited) in derivative expense, $278,373 (unaudited) in interest expense, which were offset in part by a $87,966 (unaudited) in change in fair value of derivative liabilities and $18,231 (unaudited) in interest income, resulting in a net loss of $6,661,261 (unaudited).

For Fiscal 2022, we generated $17,635,898 (unaudited) in sales revenues, cost of sales of $17,606,114 (unaudited) and a gross profit of $29,784 (unaudited). We incurred $1,542,562 (unaudited) in general and administrative expenses and a total of $787,996 in other expenses, which were comprised of $377,916 (unaudited) in amortization of debt discount, $171,450 (unaudited) in derivative expense, $299,657 (unaudited) in interest expense which were offset in part by a $61,027 (unaudited) change in fair value of derivative liabilities, resulting in a net loss of $2,300,774 (unaudited).

Plan of Operation

Our company’s sole officer, Mr. Anil Idnani, founded the Maison Luxe Business with the vision of offering highly desired luxury retail consumer items that are responsibly-sourced and affordable to the end customer. Because of the dynamics and structure within the luxury retail industry, customers who desire luxury items are unable to avail themselves of such items, due to the unreliable nature of sellers and exorbitant prices. It is this void in the marketplace that Mr. Idnani identified as a business opportunity and established the Maison Luxe Business to provide customers with the experience of purchasing luxury items as a standard.

Mr. Idnani’s vision for the Maison Luxe Business comes from his vast background in the luxury trade through his involvement in his family-owned and operated travel retail businesses, which were established over 30 years ago. As part of his responsibilities, Mr. Idnani developed an expertise in fine timepieces and jewelry, developing relationships with store fronts in duty-free ports in areas, such as Alaska and the U.S. Virgin Islands. In order to stay current with the brands and consumer needs, Mr. Idnani will continue to attend trade shows, both abroad and domestic, to develop additional knowledge and industry relationships with many of the most prestigious luxury brands available.

The business known as “Maison Luxe” was founded in January 2020, with the vision of becoming an industry leader in luxury retail. Maison Luxe focuses its efforts primarily within the fine time pieces and jewelry segments both on a wholesale and B2C (business-to-consumer) basis.

The Maison Luxe Business currently exploits three primary sales channels through which it sells its luxury retail items: (1) private client direct sales; (2) sales to wholesalers; and (3) sales to retail stores. Future sales efforts will remain reliant upon such sales channels, with an expanding presence in available social media sales channels and a more robust e-commerce sales channel through the Maison Luxe website.

The Maison Luxe Business only sources its items from reputable vendors that are well known to Mr. Idnani. Mr. Idnani chooses to stock items that are only in high demand and valuable with potential market appreciation. The Maison Luxe Business aims to provide a quality experience to its customers, by always keeping inventory up to date and with a well-curated, post-sale process. Through its high-quality customer service efforts, customers are able address questions or concerns with purchased products or to inquire of product availability. The Maison Luxe Business is not sponsored by, associated with or affiliated with any of its advertised brands or their subsidiaries.

Financial Condition, Liquidity and Capital Resources

December 31, 2023. At December 31, 2023, we had $51,973 (unaudited) in cash and a working capital deficit of $1,859,776 (unaudited), compared to March 31, 2023, when we had $122,639 (unaudited) in cash and a working capital deficit of $3,428,623 (unaudited).

The significant reduction in our working capital deficit is primarily attributable to the gain on debt extinguishment forgiveness of debt, resulting from one of our lenders, GPL Ventures, LLC (“GPL”), having surrendered all outstanding debt owed by our company, pursuant to a final court order in a civil lawsuit brought by the SEC against GPL.

We currently possess adequate capital with which to conduct our current level of operations for at least the next 12 months. However, we will be required to obtain additional capital, including in this offering, to further expand the Maison Luxe Business. There is no assurance that we will be able to obtain additional capital.

20

Settlement Agreement. In March 2024, we entered into a settlement agreement (the Settlement Agreement) with Cimarron Capital, Inc. and Christine Arenella (collectively, the Lenders) that extinguished a total of $584,000 of existing indebtedness. Under the Settlement Agreement, we are required to make monthly payments of $10,000 to the Lenders through March 2025 and, then, for the following 12 months, monthly payments of $12,000 to the Lenders, for total payments of $264,000. On the one-year anniversary of the Settlement Agreement, we have the right to make a single payment of $120,000 to the Lenders, in lieu of the 12 monthly payments to the Lenders. We are current in our obligations under the Settlement Agreement.

March 31,2023. March 31, 2023, we had $122,639 (unaudited) in cash and a working capital deficit of $3,428,623 (unaudited), compared to March 31, 2022, when we had $402,596 (unaudited) in cash and a working capital deficit of $1,262,427 (unaudited).

During the year ended March 31, 2022, in addition to funds provided by our operations, we obtained a total of $1,700,000 in loans from third parties. All such funds were used to purchase inventory and for operating expenses. (See “Convertible Promissory Notes” below).

Convertible Promissory Notes

As of December 31, 2023, we had outstanding convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes.

Date of Note Issuance	Principal Amount at Issuance	Current Balance	Current Accrued Interest	Maturity Date	Conversion Terms	Name of Noteholder and Name of Person with Investment Control
2/24/2017	$3,400	$19,641	$1,392	2/24/2018	60% of market price during the valuation period up to 9.9% of outstanding number of shares on date of conversion	Schooner Equities, LLC (Kenneth Brand)
1/8/2021	$150,000	$116,545	$41,045	1/8/2022	50% of market price during the valuation period up to 9.9% of outstanding number of shares on date of conversion	A2G, LLC (Alexander Benz)
5/4/2021	$200,000	$208,640	$-0-	5/4/2022	50% of market price during the valuation period up to 9.9% of outstanding number of shares on date of conversion	A2G, LLC (Alexander Benz)
1/3/2022*	$300,000	$232,000	$150,000 OID	1/3/2023	$.01, up to 4.99% of outstanding number of shares on date of conversion	Cimarron Capital, Inc. (Peter Aiello)
1/3/2022*	$200,000	$192,000	$100,000 OID	1/3/2023	$.01, up to 4.99% of outstanding number of shares on date of conversion	Christine Arenella
10/4/2022	$25,000	$18,500	-0-	10/12/2023	50% of market price during the valuation period up to 9.9% of outstanding number of shares on date of conversion.	A2G, LLC (Alexander Benz)

* Subsequent to December 31, 2023, in March 2024, this note was extinguished pursuant to a settlement agreement (the Settlement Agreement) between our company, as the borrower, and Cimarron Capital, Inc. and Christine Arenella (collectively, the Lenders). Under the Settlement Agreement, we are required to make monthly payments of $10,000 to the Lenders through March 2025 and, then, for the following 12 months, monthly payments of $12,000 to the Lenders, for total payments of $264,000. We are current in our obligations under the Settlement Agreement. See “Settlement Agreement” above for a more complete description of the Settlement Agreement.

Contractual Obligations

To date, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during Interim 2024 and Fiscal 2023, and, without the proceeds from this offering or from another outside source, no such expenditures are expected to be made during all of Fiscal 2025.

21

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Anil Idnani	30	Chief Executive Officer, Secretary/Treasurer and Director
Raj Idnani	27	Chief Operations Officer
John Cormier	55	Director

Our company’s Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of their respective successors at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. Anil Idnani and Raj Idnani are brothers. There exist no other family relationships between the listed officers and directors. Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Anil Idnani became our Chief Executive Officer and a Director on April 28, 2020. Mr. Idnani founded the Maison Luxe Business in January 2020. Since December 2017, Mr. Idnani has been CEO of GD Entertainment & Technology, Inc., a publicly-traded company (symbol: GDET) that develops cryptocurrency mining facilities and engages in the sale of CBD products. From February 2016 through April 2017, Mr. Idnani was business development manager for Vicom Computer Services, a New York, New York-based technology consulting firm, and, during 2015 and 2016, he was a digital sales executive for YP, a Manhattan-based advertising company. Mr. Idnani is a licensed real estate broker in the State of New York and has been associated with RE/MAX Midtown since 2014.

Raj Idnani became our Chief Operations Officer in May 2022. Mr. Idnani holds degrees in Business Administration and Apparel Merchandising from the University of Indiana (Bloomington). He is also a Graduate of the Gemological Institute of America. After graduating from Indiana University, Mr. Idnani held management positions for Jimmy Choo (Hong Kong) and Bottega Veneta (New York City), before joining our company. Mr. Idnani is the Founder of Kicks on Demand, a New York City-based clothing company focused on footwear products.

John Cormier became a Director of our company in November 2020. Mr. Cormier is the current CEO of WatchFacts (WatchFacts.com), a company based in Miami, FL, that verifies and scores the authenticity of luxury watches, among other related services, with notable clients, including Amazon.com, eBay, Walmart and Signet. WatchFacts is best credited for launching Amazon’s Certified Pre-Owned Watch program (now known as ‘Amazon Renewed’) in the USA, Canada and Europe, as well as eBay’s Authenticate program featured in the USA, Japan and Europe. As WatchFacts founder and CEO, Mr. Cormier has a longstanding passion for quality timepieces. John had an early formative experience involving his purchase of what turned out to be an inauthentic Rolex. That experience set him on a mission to prevent others from falling into the same trap when contemplating the purchase of a previously owned luxury watch. WatchFacts is the result.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our sole officer and director, his other business interests and his involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended March 31, 2023, our Board of Directors did not hold a meeting, but took all necessary actions by unanimous written consent in lieu of a meeting on three occasions.

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Independence of Board of Directors

Our sole director is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Anil Idnani, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Idnani collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

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EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Fiscal Year Ended 3/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anil Idnani *	2024	–	–	–	–	–	–	–	–
Chief Executive Officer	2023	–	–	–	–	–	–	–	–
Raj Idnani	2024	–	–	–	–	–	–	–	–
Chief Operations Officer	2023	–	–	–	–	–	–	–	–

Employment Agreements

Anil Idnani. In May 2022, we entered into an employment agreement (the “AIdnani Agreement”) with our Chief Executive Officer, Anil Idnani. The AIdnani Agreement has an initial term that expires in April 2024, with automatic one-year renewal terms, unless terminated by either party prior to the expiration of the initial term or any renewal term. Under the AIdnani Agreement, Mr. Idnani was issued 50,000,000 shares of our common stock as a signing bonus, which shares were valued at $0.05 per share, or $2,500,000, in the aggregate. In addition, Mr. Idnani is to be paid a monthly salary of $20,000.

Raj Idnani. In May 2022, we entered into an employment agreement (the “RIdnani Agreement”) with our Chief Operating Officer, Raj Idnani. The RIdnani Agreement has an initial term that expires in April 2024, with automatic one-year renewal terms, unless terminated by either party prior to the expiration of the initial term or any renewal term. Under the RIdnani Agreement, Mr. Idnani was issued 25,000,000 shares of our common stock as a signing bonus, which shares were valued at $0.05 per share, or $1,250,000, in the aggregate. In addition, Mr. Idnani is to be paid a monthly salary of $6,666.67.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anil Idnani	–	–	–	–	n/a	–	n/a	–	–
Raj Idnani	–	–	–	–	n/a	–	n/a	–	–

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

One of our directors is compensated for his serving as a director of our company, pursuant to resolutions adopted by our Board of Directors, as follows:

John Cormier: For the twelve months ended November 15, 2021, 62,500 shares of our common stock (these shares have not been issued); for the twelve months ending November 15, 2022, 62,500 shares of our common stock (these shares have not been issued); and, for the twelve months ending November 15, 2023, 31,250 shares of our common stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instruments are exercisable within 60 days of the date hereof.

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock
Executive Officers and Directors
Anil Idnani Raj Idnani	53,045,699 25,000,000	20.99% 9.89%	53,045,699 25,000,000	6.84% 3.22%	See Note 3
John Cormier	156,250	*	156,250	*	and Note 4
Officers and directors, as a group (2 persons)	78,201,949	30.94%	78,201,949	10.08%
Series A Preferred Stock(4)
Anil Idnani	2,000,000	100%	2,000,000	100%

(1)	Based on 252,733,083 shares outstanding, which includes (a) 229,966,409 issued shares and (b) 22,766,474 unissued shares that underlie the currently convertible portions of convertible debt instruments, before this offering.
(2)	Based on 775,499,557 shares outstanding, which includes (a) 752,733,083 issued shares, assuming the sale of all of the Offered Shares and (b) 38,922,187 unissued shares that underlie the currently convertible portions of convertible debt instruments, after this offering.
(3)	Our Chief Executive Officer and a Director, Anil Idnani, owns 100% of the outstanding shares of Series A Preferred Stock, by which ownership Mr. Idnani will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction (see Note 4).
(4)	The shares of Series A Preferred Stock have the following voting rights: the Series A Preferred Stock has 500 times that number of votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class.

Series A Super Voting Preferred Stock

Currently, there are 2,000,000 shares of our Series A Super Voting Preferred Stock issued and outstanding, all of which are owned by Anil Idnani, our Chief Executive Officer and a Director, and, through his ownership thereof, controls all corporate matters of our company.

Holders of the Series A Super Voting Preferred Stock have 500 times that number of votes on all matters submitted to the shareholders that each shareholder of our common stock is entitled to vote at each meeting of shareholders with respect to all matters presented to the shareholders for their action or consideration. Holders of the Series A Super Voting Preferred Stock shall vote together with the holders of our common stock as a single class. (See “Description of Securities—Series A Super Voting Preferred Stock”).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Assets of Maison Luxe, LLC

In May 2020, we acquired substantially all of the assets, including the going business, of Maison Luxe, LLC, a Delaware limited liability company, pursuant to a plan and agreement of reorganization, in exchange for a total of 5,000,000 shares of our common stock. As the owner of Maison Luxe, LLC, our Chief Execuitve Officer and Director, Anil Idnani, is the beneficial owner of all 5,000,000 of such shares. In determining the number of shares to be issued in this acquisition transaction, our Board of Directors did not employ and standard measure of evaluation.

Stock Issued for Bonus

In July 2023, we issued 50,000,000 shares of our common stock to our Chief Executive Officer and Director, Anil Idnani, as a retention bonus. These shares were valued at $.05 per share, or $2,500,000, in the aggregate. The per share value of the shares issued to Mr. Idnani reflects the last sale price of our common stock on the date of the issuance of the bonus shares.

Stock Issued for Services

In July 2023, we issued 25,000,000 shares of our common stock in payment of consulting services to a then-third-party, Rarj Idnani, the brother of our Chief Executive Officer and Director, Anil Idnani. These shares were valued at $.05 per share, or $1,250,000, in the aggregate. The per share value of the shares issued to Mr. Raj Idnani reflects the last sale price of our common stock on the date of the issuance of the consulting shares.

Director Agreements

One of our directors is compensated for their serving as a director of our company, pursuant to resolutions adopted by our Board of Directors, as follows:

John Cormier: For the twelve months ended November 15, 2021, 62,500 shares of our common stock; for the twelve months ending November 15, 2022, 62,500 shares of our common stock (these shares have not been issued); and, for the twelve months ending November 15, 2023, 31,250 shares of our common stock (these shares have not been issued).

Employment Agreements

Anil Idnani. In May 2022, we entered into an employment agreement (the “AIdnani Agreement”) with our Chief Executive Officer, Anil Idnani. The AIdnani Agreement has an initial term that expires in April 2024, with automatic one-year renewal terms, unless terminated by either party prior to the expiration of the initial term or any renewal term. Under the AIdnani Agreement, Mr. Idnani was issued 50,000,000 shares of our common stock as a signing bonus, which shares were valued at $0.05 per share, or $2,500,000, in the aggregate. In addition, Mr. Idnani is to be paid a monthly salary of $20,000.

Raj Idnani. In May 2022, we entered into an employment agreement (the “RIdnani Agreement”) with our Chief Operating Officer, Raj Idnani. The RIdnani Agreement has an initial term that expires in April 2024, with automatic one-year renewal terms, unless terminated by either party prior to the expiration of the initial term or any renewal term. Under the RIdnani Agreement, Mr. Idnani was issued 25,000,000 shares of our common stock as a signing bonus, which shares were valued at $0.05 per share, or $1,250,000, in the aggregate. In addition, Mr. Idnani is to be paid a monthly salary of $6,666.67.

Bonus Shares Issued to Former Directors

In August 2018, one of our former directors and former CEO, David Loflin, was issued 60 shares (adjusted for 1-for-25,000 reverse split) of our common stock as a bonus, which shares were valued at $60,000. In January 2019, Mr. Loflin was issued 4,800 shares (adjusted for 1-for-25,000 reverse split) of our common stock as a bonus, which shares were valued at $144,000.

In May 2019, one of our former directors and former CEO, Dean E. Sukowatey, was issued 40,000 shares (adjusted for 1-for-25,000 reverse split) of our common stock as a bonus, which shares were valued at $100,000.

Change-in-Control Transactions

2020. In April 2020, our current sole officer and director, Anil Idnani, acquired control of our company by purchasing (a) 45,699 shares of our common stock and (b) 2,000,000 shares of our Series A Super Voting Preferred Stock from AE Aviation, LLC, a company owned by Dean E. Sukowatey, our former CEO and a former director. By such securities ownership, Mr. Idnani controls all aspects of the management of our company.

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2019. In April 2019, Dean E. Sukowatey acquired control of our company by purchasing (a) 5,699 shares (adjusted for 1-for-25,000 reverse split) of our common stock and (b) 2,000,000 shares of our Series A Super Voting Preferred Stock from David Loflin, our former CEO and a former director.

Archive Purchase Agreement

In October 2018, we entered into an Archive Purchase Agreement with our former CEO, David Loflin, pursuant to which we acquired a complete copy of Mr. Loflin’s video archive containing approximately 3,100 television and movie titles by the issuance of 800 shares (adjusted for 1-for-25,000 reverse split) of our common stock, which shares were valued at $200,000. At the time of such transaction, we intended to utilize the acquired video titles to augment the now-terminated operations of our Clikia streaming cable television subscription service.

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LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC. Newlan Law Firm, PLLC beneficially owns 640 shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

MAISON LUXE, INC.

F-1

Maison Luxe, Inc. and Subsidiary

Balance Sheets

	December 31, 2023	March 31, 2023
	(Unaudited)	(Unaudited)

Assets

Current Assets
Cash	$51,973	$122,639
Accounts receivable	266,589	560,800
Inventory	471,432	882,946
Prepaid expenses	32,000	37,000
Total Current Assets	821,994	1,603,385

Other Assets
Note Receivable	–	200,000
Investments - related parties	200,000	200,000
Total Other Assets	200,000	400,000

Total Assets	$1,021,994	$2,003,385

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable and accrued expenses	$846,656	$1,459,137
Accounts payable and accrued expenses - related party	77,270	141,500
Derivative liabilities	992,418	909,471
Convertible notes payable - net	679,400	1,195,900
Notes payable	–	1,326,000
Line of credit	86,026	–
Total Current Liabilities	2,681,770	5,032,008

Commitments and Contingencies

Stockholders' Deficit
Preferred stock, $0.00001 par value, 5,000,000 shares authorized 2,000,000 shares issued and outstanding, respectively	20	20
Common stock, $0.00001 par value, 500,000,000 shares authorized 191,966,409 and 160,166,409 shares issued and outstanding, respectively	1,920	1,602
Common stock issuable - 18,000,000 and 0 shares, respectively	180	–
Additional paid-in capital	9,004,813	8,900,590
Accumulated deficit	(10,666,709)	(11,930,835)
Total Stockholders' Deficit	(1,659,776)	(3,028,623)

Total Liabilities and Stockholders' Deficit	$1,021,994	$2,003,385

F-2

Maison Luxe, Inc. and Subsidiary

Statements of Operations
(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2023	2022	2023	2022

Sales	$1,748,655	$2,304,221	$6,274,232	$7,533,838

Cost of sales	2,161,016	2,754,756	6,320,886	8,554,159

Gross profit (loss)	(412,361)	(450,535)	(46,654)	(1,020,321)

General and administrative expenses	310,019	312,137	705,161	5,290,750

Income (loss) from operations	(722,380)	(762,672)	(751,815)	(6,311,071)

Other income (expense)
Amortization of debt discount	–	(68,750)	(12,500)	(210,417)
Derivative expense	–	(19,000)	–	(19,000)
Change in fair value of derivative liabilities	2,475	(489,613)	(686,834)	(431,329)
Gain on debt extinguishment	25,220	–	2,823,391	–
Interest expense	(33,462)	(71,228)	(108,116)	(207,450)
Total other expense - net	(5,767)	(648,591)	2,015,941	(868,196)

Net income (loss)	$(728,147)	$(1,411,263)	$1,264,126	$(7,179,267)

Income (loss) per share - basic and diluted	$(0.00)	$(0.01)	$0.01	$(0.05)

Weighted average number of shares - basic and diluted	199,988,148	111,070,304	193,926,773	143,377,156

F-3

Maison Luxe, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Nine Months Ended December 31, 2023

(unaudited)

							Additional		Total
	Preferred Stock		Common Stock		Common Stock Issuable		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

March 31, 2023 (Unaudited)	2,000,000	$20	160,166,409	$1,602	–	$–	$8,900,590	$(11,930,835)	$(3,028,623)
Common stock issued for cash	–	–	31,800,000	318	–	–	95,082	–	95,400
Net income	–	–	–	–	–	–	–	1,299,033	1,299,033

June 30, 2023 (Unaudited)	2,000,000	20	191,966,409	1,920	–	–	8,995,672	(10,631,802)	(1,634,190)
Net income	–	–	–	–	–	–	–	693,240	693,240

September 30, 2023 (Unaudited)	2,000,000	20	191,966,409	1,920	–	–	8,995,672	(9,938,562)	(940,950)
Conversion of debt to common stock	–	–	–	–	18,000,000	180	9,141	–	9,321
Net loss	–	–	–	–	–	–	–	(728,147)	(728,147)

December 31, 2023 (Unaudited)	2,000,000	$20	191,966,409	$1,920	18,000,000	$180	$9,004,813	$(10,666,709)	$(1,659,776)

F-4

Maison Luxe, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Nine Months Ended December 31, 2022

(unaudited)

	Preferred Stock		Common Stock		Common Stock Issuable
	Shares	Amount	Shares	Amount	Shares	Amount

March 31, 2022 (Unaudited)	2,000,000	$20	7,840,903	$78	312,500	$4
Common stock issued for cash	–	–	25,000,000	250	–	–
Common stock issued for services	–	–	10,000,000	100	–	–
Common stock issued for services - related parties	–	–	75,000,000	750	–	–
Issuance of common stock issuable	–	–	312,500	4	(312,500)	(4)
Net loss	–	–	–	–	–	–

June 30, 2022 (Unaudited)	2,000,000	20	118,153,403	1,182	–	–
Common stock issued for cash	–	–	3,000,000	30	–	–
Net loss	–	–	–	–	–	–

September 30, 2022 (Unaudited)	2,000,000	20	121,153,403	1,212	–	–
Common stock issued for cash	–	–	40,000,000	400	–	–
Common stock issued for services - related party	–	–	2,013,006	20	–	–
Shares cancelled by transfer agent	–	–	(3,000,000)	(30)	–	–
Net loss	–	–	–	–	–	–

December 31, 2022 (Unaudited)	2,000,000	$20	160,166,409	$1,602	–	$–

(continued)

	Common Stock Returnable		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

March 31, 2022 (Unaudited)	–	$–	$4,272,045	$(5,269,574)	$(997,427)
Common stock issued for cash	–	–	249,750	–	250,000
Common stock issued for services	–	–	499,900	–	500,000
Common stock issued for services - related parties	–	–	3,749,250	–	3,750,000
Issuance of common stock issuable	–	–	–	–	–
Net loss	–	–	–	(4,783,447)	(4,783,447)

June 30, 2022 (Unaudited)	–	–	8,770,945	(10,053,021)	(1,280,874)
Common stock issued for cash	(3,000,000)	(30,000)	29,970	–	–
Net loss	–	–	–	(984,557)	(984,557)

September 30, 2022 (Unaudited)	(3,000,000)	(30,000)	8,800,915	(11,037,578)	(2,265,431)
Common stock issued for cash	–	–	119,600	–	120,000
Common stock issued for services - related party	–	–	10,045	–	10,065
Shares cancelled by transfer agent	3,000,000	30,000	(29,970)	–	–
Net loss	–	–	–	(1,411,263)	(1,411,263)

December 31, 2022 (Unaudited)	–	$–	$8,900,590	$(12,448,841)	$(3,546,629)

F-5

Maison Luxe, Inc. and Subsidiary

Statements of Cash Flows

(unaudited)

	For the Nine Months Ended December 31,
	2023	2022

Operating activities
Net income (loss)	$1,264,126	$(7,179,267)
Adjustments to reconcile net loss to net cash used in operations
Common stock issued for services	–	510,065
Common stock issued for services - related parties	–	3,750,000
Amortization of debt discount	12,500	210,417
Change in fair value of derivative liabilities	686,834	431,329
Gain on debt extinguishment	(2,823,391)	–
Changes in operating assets and liabilities
Increase (decrease) in
Accounts receivable	294,211	(12,100)
Inventory	411,514	1,357,498
Prepaid expenses	5,000	(30,000)
Accounts payable and accrued expenses	(77,156)	263,196
Accounts payable and accrued expenses - related party	(64,230)	–
Net cash used in operating activities	(290,592)	(679,862)

Investing activities
Purchase of investments	–	(100,000)
Repayment of note receivable	200,000	–
Net cash provided by (used in) investing activities	200,000	(100,000)

Financing activities
Proceeds from issuance of notes payable	–	10,000
Proceeds from issuance of convertible note payable	–	25,000
Repayments on notes payable	–	(26,000)
Repayments on convertible notes payable	(161,500)	–
Proceeds from line of credit	170,401	–
Repayment on line of credit	(84,375)	–
Repayments of advances - related party	–	39,214
Stock issuances for cash	95,400	370,000
Return of capital - investment	–	65,000
Proceeds from advance - investee	–	11,640
Net cash provided by (used in) financing activities	19,926	494,854

Net decrease in cash	(70,666)	(285,008)

Cash - beginning of period	122,639	402,596

Cash - end of period	$51,973	$117,588

Supplemental disclosure of cash flow information
Cash paid for interest	$5,872	$–
Cash paid for income tax	$–	$–

F-6

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

Note 1 - Organization and Nature of Operations

Maison Luxe, Inc. and Subsidiary (collectively, “we,” “us,” “our” or the “Company”) offers highly desired luxury retail consumer item such as fine time pieces and jewelry segment both on wholesale and business to consumer basis.

The parent (Maison Luxe Inc.) and its wholly-owned subsidiary is organized as follows:

Company Name	Incorporation Date	State of Incorporation

Maison Luxe, Inc. ("Maison Luxe")	January 20, 2002	Nevada
Maison Luxe, LLC ("Maison Luxe")	May 11, 2020	Wyoming

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

Liquidity, Going Concern and Management’s Plans

These unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying unaudited consolidated financial statements, for the nine months ended December 31, 2023, the Company had:

•	Net income of $1,264,126 (primarily due to a gain on debt extinguishment of $2,823,390); and
•	Net cash used in operations was $290,592

Additionally, at December 31, 2023, the Company had:

•	Accumulated deficit of $10,666,709
•	Stockholders’ deficit of $1,659,776; and
•	Working capital deficit of $1,859,776

The Company has cash on hand of $51,973 at December 31, 2023. Although the Company intends to raise additional debt or equity capital, the Company expects to continue to incur significant losses from operations and have negative cash flows from operating activities for the near-term. These losses could be significant as merchandise sales revenues ramp up along with continuing expenses related to consulting, compensation, professional fees, and regulatory fees are incurred.

F-7

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

The Company has incurred significant losses since its inception and has not demonstrated an ability to generate sufficient revenues to achieve profitable operations. There can be no assurance that profitable operations will ever be achieved, or if achieved, could be sustained on a continuing basis. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the period ended December 31, 2024, and our current capital structure including equity-based instruments and our obligations and debts. The Company has partially satisfied its obligations from the issuance of both debt and equity; however, there is no assurance that such successful efforts will continue.

If the Company does not obtain additional capital, the Company will be required to reduce the scope of its business development activities or cease operations. The Company continues to explore obtaining additional capital financing sources and the Company is closely monitoring its cash balances, cash needs, and expense levels.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these unaudited consolidated financial statements are issued. The unaudited consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Accordingly, the unaudited consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Pursuing additional capital raising opportunities (debt and/or equity),
•	Continuing to develop core operations that will generate revenues,
•	Explore and execute prospective partnering opportunities; and
•	Identifying unique market opportunities that represent potential positive short-term cash flow.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

These unaudited consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its majority owned subsidiary. All intercompany transactions and balances have been eliminated.

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as one reportable segment. We do not have any property or equipment outside of the United States.

F-8

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and changes in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Significant estimates during the nine months ended December 31, 2023 and 2022, include the valuation of derivative liabilities, valuation of stock-based compensation, uncertain tax positions, and the valuation allowance on deferred tax assets.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

•	Level 1 - Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
•	Level 2 - Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
•	Level 3 - Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

F-9

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company’s financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, accounts payable and accrued expenses – related parties, convertible notes payable and notes payable, are carried at historical cost. At December 31, 2023 and March 31, 2023, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the unaudited consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. At December 31, 2023 and March 31, 2023, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. At December 31, 2023 and March 31, 2023, cash in bank exceeded FDIC insured limits by $0 and $0, respectively.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

At December 31, 2023 and March 31, 2023, accounts receivable was $266,589 and $560,800, respectively.

F-10

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

Allowance for doubtful accounts was $0 and $0 at December 31, 2023 and March 31, 2023, respectively.

For the nine months ended December 31, 2023 and 2022, the Company recorded bad debt expense of $0 and $0, respectively.

Inventory

Inventory consists of fine time pieces and jewelry.

Inventory is stated at the lower of cost or market.

Cost is determined using the first-in, first-out (FIFO) method of inventory valuation. Management assesses the recoverability and establishes reserves of the various inventory components on a quarterly basis and is based on the estimated net realizable values of respective finished inventory.

At December 31, 2023 and March 31, 2023, inventory was $471,432 and $882,946, respectively.

Note Receivable

In December 2022, the Company advanced $270,000 to a third party. The note is due on demand and bears monthly simple interest at 2.5% of the outstanding balance. At December 31, 2023 and March 31, 2023, the note receivable was as follows:

Balance - March 31, 2022	$–
Advances	270,000
Repayments	(70,000)
Balance - March 31, 2023	200,000
Repayment of note receivable	(200,000)
Balance - December 31, 2023	$–

During 2023, the Company received total payments of $288,231, of which $270,000 was principal repayments and $18,231 was interest income. The note was repaid in full in fiscal year 2024.

Investments – Related Parties

The Company has advanced funds for various investments into other companies at various stages of growth, all of which are carried at cost. The Company previously invested in an entity controlled by a family member related to the Chief Executive Officer as well as an entity controlled by a Board Member.

At December 31, 2023 and March 31, 2023 investments – related parties were as follows:

Balance - March 31, 2022	$265,000
Return of capital	(65,000)
Balance - March 31, 2023	200,000
No activity	–
Balance - December 31, 2023	$200,000

F-11

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

Property and Equipment

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. There were no impairment losses for the three and nine months ended December 31, 2023 and 2022, respectively.

Derivative Liabilities

The Company assessed the classification of its derivative financial instruments as of December 31, 2023 and March 31, 2023, which consist of convertible notes payable and has determined that such instruments qualify for treatment as derivative liabilities as they meet the criteria for liability classification under ASC 815.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (“ASC 480”), “Distinguishing Liabilities from Equity” and FASB ASC Topic No. 815, (“ASC 815”) “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each reporting period, with any increase or decrease in the fair value recorded in the results of operations (other income/expense) as change in fair value of derivative liabilities. The Company uses a binomial pricing model to determine fair value of these instruments.

Upon conversion or repayment of a debt instrument in exchange for shares of common stock, where the embedded conversion option has been bifurcated and accounted for as a derivative liability, the Company records the shares of common stock at fair value, relieves all related debt, derivatives, and debt discounts, and recognizes a net gain or loss on debt extinguishment. In connection with the debt extinguishment, the Company typically records an increase to net income for debt related instruments and additional paid-in capital for any equity based instruments (i.e.: warrants) for the remaining liability balance.

Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Original Issue Discount

For certain notes issued, the Company may provide the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the Consolidated Statements of Operations.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense over the life of the underlying debt instrument, in the Consolidated Statements of Operations.

F-12

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

•	Identification of the contract, or contracts, with a customer
•	Identification of the performance obligations in the contract
•	Determination of the transaction price
•	Allocation of the transaction price to the performance obligations in the contract
•	Recognition of the revenue when, or as, performance obligations are satisfied

Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

The Company is required under the terms of a customer contract to provide goods for sale. The Company satisfies this performance obligation upon delivery.

Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts contained a significant financing component.

F-13

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

The transaction price is identifiable in the contract and has been agreed upon with the customer prior to delivery of the goods for sale.

Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

All of our contracts allocate the transaction price to a single distinct performance obligation.

Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies its performance obligation at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring promised goods to a customer.

When determining revenues, no significant judgements or assumptions are required. For all transactions, the sales price is fixed and determinable (no variable consideration). All consideration from contracts is included in the transaction price. The Company’s contracts all contain single performance obligations.

For our contracts with customers, payment terms are generally within 30 days from delivery of the product. The timing of satisfying our performance obligation does not vary significantly from the typical timing of payment. We do not offer any returns, refunds or warranties, and no arrangements are cancellable.

Disaggregation of Revenues

For the nine months ended December 31, 2023 ($6,274,232) and 2022 ($7,533,838), respectively, the Company recognized 100% of its revenues from the sale of its luxury time pieces and jewelry.

Contract Liabilities (Deferred Revenue)

Contract liabilities represent deposits made by customers before the satisfaction of a performance obligation and recognition of revenue. Upon completion of the performance obligation that the Company has with the customer based on the terms of the contract, the liability for the customer deposit is relieved and revenue is recognized.

At December 31, 2023 and March 31, 2023, the Company had deferred revenue of $0 and $0, respectively.

F-14

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

Cost of Sales

Cost of sales primarily consists of product purchases.

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2023 and March 31, 2023, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded during the nine months ended December 31, 2023 and 2022, respectively.

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value of stock options, the Company considers the following assumptions in the Black-Scholes model:

•	Exercise price,
•	Expected dividends,
•	Expected volatility,
•	Risk-free interest rate; and
•	Expected life of option

F-15

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

Stock Warrants

In connection with certain financing (debt or equity), consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of warrants issued for compensation using the Black-Scholes option pricing model as of the measurement date. However, for warrants issued that meet the definition of a derivative liability, fair value is determined based upon the use of a binomial pricing model.

Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value and expensed over the requisite service period or at the date of issuance if there is not a service period.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the unaudited consolidated statements of operations.

The Company recognized $0 and $45,883 in marketing and advertising costs during the nine months ended December 31, 2023 and 2022, respectively.

Basic and Diluted Earnings (Loss) per Share

Pursuant to ASC 260-10-45, basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the periods presented. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future.

In the event of a net loss, diluted loss per share is the same as basic loss per share since the effect of the potential common stock equivalents upon conversion would be anti-dilutive.

The following potentially dilutive equity securities outstanding as of December 31, 2023 and 2022 were as follows:

	December 31, 2023	December 31, 2022

Convertible debt	807,720,222	168,473,557
Total common stock equivalents	807,720,222	168,473,557

The convertible notes contain exercise prices that have a discount to market ranging from 25% - 55% of the lowest trading price in the preceding 20 days as well as fixed conversion prices. As a result, the amount computed for common stock equivalents could change given the quoted closing trading price at each reporting period.

F-16

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

Based on the potential common stock equivalents noted above at December 31, 2023, the Company did not have sufficient authorized shares of common stock (500,000,000) to settle all potential exercises of common stock equivalents.

Preferred Stock (Temporary Equity)

We apply the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as temporary equity. At all other times, we classified our preferred shares in stockholders’ equity. Our preferred shares do not feature any redemption rights within the holders’ control or conditional redemption features not within our control. Accordingly, unless otherwise noted, all issuances of preferred stock are presented as a component of consolidated stockholders’ deficit.

There were no such instruments at December 31, 2023 and March 31, 2023, respectively.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recently Adopted Accounting Standards

Changes to accounting principles are established by the FASB in the form of ASU’s to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our consolidated financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the consolidated financial statements of the Company.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no material effect on the consolidated results of operations, stockholders’ deficit, or cash flows.

F-17

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

Note 3 – Convertible Notes Payable

The following represents a summary of the Company’s convertible notes payable, key terms and outstanding balances at December 31, 2023 and March 31, 2023, respectively:

	1	2	3	4	3/5
Terms	Note	Note	Note	Note	Note

Issuance dates of notes	Prior to 2020	May 2020 - January 2021	May 2021	January 2022	October 2022
Maturity date	Prior to 2020	May 2021 - January 2022	May 2022	January 2023	October 2023
Interest rate	6% - 10%	5% - 10%	10%	0%	10%
Collateral	Unsecured	Unsecured	Unsecured	Unsecured	Unsecured
Conversion price	$0.021 - $1.25/share	$0.001 - $0.002/share	$0.001	$0.010	$0.001

						Total	In-Default

Balance - March 31, 2022	$209,400	$305,000	$183,333	$312,500	$–	$1,010,233	$514,400
Gross proceeds	–	–	–	–	25,000	25,000
Debt discount	–	–	–	–	(25,000)	(25,000)
Amortization of debt discount	–	–	16,667	187,500	12,500	216,667
Repayments	–	–	–	(31,000)	–	(31,000)
Balance - March 31, 2023	209,400	305,000	200,000	469,000	12,500	1,195,900	$1,183,400
Amortization of debt discount	–	–	–	–	12,500	12,500
Conversion to common stock	–	–	–	–	(6,500)	(6,500)
Repayments	–	(49,000)	(42,000)	(45,000)	–	(136,000)
Gain on debt extinguishment	(206,000)	(180,500)	–	–	–	(386,500)
Balance - December 31, 2023	$3,400	$75,500	$158,000	$424,000	$18,500	$679,400	$679,400

1	These notes are convertible at a price equal to 45% - 50% of the lowest trading price occuring in the preceeding twenty (20) days.
2	These notes are convertible at a price equal to 50% - 75% of the lowest trading price occuring in the preceeding twenty (20) days.
3	This note is convertible at a price equal to 50% of the lowest trading price occuring in the preceeding twenty (20) days.
4	These notes are convertible at $0.01/share and contain an original issue discount equal to 50% of the face amount of the note.
5	In November 2023, the Company issued 18,000,000 shares of common stock to settle $6,500 of principal and $2,821 in accrued interest payable (totaling $9,321). These shares were authorized for issuance by the Company; however, at December 31, 2023, they have been classified as common stock issuable since the transfer agent did not issue these shares until January 2024.

In connection with this partial conversion on the $25,000 note payable, the Company recorded a corresponding gain on debt extinguishment of $25,220 related to the portion of derivative liability that was settled at fair value. See Note 6.

F-18

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

In June 2023, one of the Company’s lenders, GPL Ventures (“GPL”) was ordered under judgment by the U.S. Securities and Exchange Commission (“US SEC”) to surrender all outstanding debt owed by the Company to GPL. As a result, the Company recorded a gain on debt extinguishment of $479,786. This includes $361,000 of principal and related accrued interest of $118,786. In addition, related derivative liabilities were also extinguished. See Note 6.

At December 31, 2023 and March 31, 2023, unamortized debt discount was $0 and $12,500, respectively.

Note 4 – Notes Payable

The following represents a summary of the Company’s notes payable, key terms and outstanding balances at December 31, 2023 and March 31, 2023, respectively:

	1	1	1	2
Terms	Note	Note	Note	Note

Issuance dates of notes	Prior to 2020	February 2021	July/August 2021	April 2022
Maturity date	Prior to 2020	February 2021	July/August 2022	April 2023
Interest rate	8% - 15%	15%	15%	10%
Collateral	Unsecured	Unsecured	Unsecured	All assets

					Total	In-Default

Balance - March 31, 2022	$155,000	$171,000	$1,000,000	$–	$1,326,000	$326,000
Proceeds	–	–	–	10,000	10,000
Repayments	–	–	–	(10,000)	(10,000)
Balance - March 31, 2023	155,000	171,000	1,000,000	–	1,326,000	$1,326,000
Gain on debt extinguishment	(155,000)	(171,000)	(1,000,000)	–	(1,326,000)
Balance - December 31, 2023	$–	$–	$–	$–	$–	$–

1	In June 2023, one of the Company’s lenders, GPL Ventures (“GPL”) was ordered under judgment by the U.S. Securities and Exchange Commission (“US SEC”) to surrender all outstanding debt owed by the Company to GPL. As a result, the Company recorded a gain on debt extinguishment of $1,739,718. This includes $1,326,000 of principal and related accrued interest of $413,718.
2	In April 2022, the Company executed a note for $10,000, which was repaid in December 2022. From April 2022 through April 2024, the noteholder is entitled to 100,000 post-split shares only upon an uplisting to a senior stock exchange such as NASDAQ, AMEX, or NYSE.

Note 5 – Line of Credit

In October 2023, the Company executed a line of credit for up to $150,000 to be used for working capital. The line is paid back on a weekly basis.

F-19

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

The following represents a summary of the Company’s line of credit, key terms and outstanding balances at December 31, 2023 and March 31, 2023, respectively:

Terms	Line of Credit

Issuance date of note	October 2023
Maturity date	April 2024
Interest rate	58.00%
Collateral	Unsecured

Balance - March 31, 2023	$–
Advances	170,401
Repayments	(84,375)
Balance - December 31, 2023	$86,026

Note 6 – Derivative Liabilities

The above convertible notes contained embedded conversion options with a conversion price that could result in issuing an indeterminate amount of future common stock to settle the host contract. Accordingly, the embedded conversion options are required to be bifurcated from the host instrument (convertible note) and treated as a liability, which is calculated at fair value, and marked to market at each reporting period.

During the nine months ended December 31, 2023 and the year ended March 31, 2023, respectively, the Company used the binomial pricing model to estimate the fair value of its embedded conversion option liabilities on both the commitment date and the remeasurement date with the following inputs:

	December 31, 2023	March 31, 2023

Expected term (years)	1.00	1.00
Expected volatility	282% - 411%	227% - 278%
Expected dividends	0%	0%
Risk free interest rate	4.79% - 5.46%	2.8% - 4.73%

A reconciliation of the beginning and ending balances for the derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) is as follows at December 31, 2023 and March 31, 2023:

Balance - March 31, 2022	953,437
Fair value at commitment date	44,000
Fair value mark to market adjustment	(87,966)
Balance - March 31, 2023	909,471
Fair value mark to market adjustment	686,834
Gain on debt extinguishment	(603,887)
Balance - December 31, 2023	$992,418

F-20

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

In June 2023, one of the Company’s lenders, GPL Ventures (“GPL”) was ordered under judgment by the U.S. Securities and Exchange Commission (“US SEC”) to surrender all outstanding debt owed by the Company to GPL. As a result, the Company recorded a gain on debt extinguishment of $2,219,504. This includes $1,687,000 of principal and related accrued interest of $532,504. In connection with these debt extinguishments, the corresponding derivative liabilities were marked to market ($0 carrying amount) on the conversion date and the remaining derivative liability balances were reclassified from debt to the consolidated statements of operations.

Changes in fair value of derivative liabilities are included in other income (expense) in the accompanying consolidated statements of operations.

During the three months ended December 31, 2023 and 2022, the Company recorded a change in fair of derivative liabilities – gains/(losses) of $2,021 and ($489,613) respectively.

During the nine months ended December 31, 2023 and 2022, the Company recorded a change in fair of derivative liabilities – gains/(losses) of ($686,834) and ($431,329), respectively.

In connection with bifurcating embedded conversion options and accounting for certain convertible notes payable, the Company computes a fair value on the commitment date, and upon the initial valuation of this instrument, determines that if the fair value of the liability exceeds the proceeds of the convertible debt host instrument; as a result, the Company records a debt discount at the maximum amount allowed (the face amount of the debt), which requires the excess to be recorded as a derivative expense.

For the three months ended December 31, 2023 and 2022, the Company recorded a derivative expense of $0 and $19,000, respectively.

For the nine months ended December 31, 2023 and 2022, the Company recorded a derivative expense of $0 and $19,000, respectively.

Gain on Debt Extinguishment

The following is a summary of the transactions from above that aggregate the gain on debt extinguishment for the nine months ended December 31, 2023 and 2022, respectively:

	For the Nine Months Ended December 31,
	December 31, 2023	December 31, 2022
SEC Judgement - notes payable	$1,687,000	$–
SEC Judgement - accrued interest payable	532,504	–
Derivative liabilities	603,887	–
	$2,823,391	$–

Note 7 – Fair Value of Financial Instruments

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

F-21

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

Liabilities measured at fair value on a recurring basis consisted of the following at December 31, 2023 and March 31, 2023:

	December 31, 2023
	Level 1	Level 2	Level 3	Total

Liabilities
Derivative liabilities	$–	$–	$992,418	$992,418
Total	$–	$–	$992,418	$992,418

	March 31, 2023
	Level 1	Level 2	Level 3	Total

Liabilities
Derivative liabilities	$–	$–	$909,471	$909,471
Total	$–	$–	$909,471	$909,471

Note 8 – Series A, Super Voting Preferred Stock

The Company’s Series A, Super Voting Preferred Stock (“Series A PS”) have the following terms:

5,000,000 shares authorized, 2,000,000 shares issued and outstanding (no designations)

Par value - $0.00001

Dividends – none

Voting – equivalent to 500 times that number of votes that each shareholder of common stock is entitled to.

Liquidation value – $0

Anti-dilution rights – none

Note 9 – Stockholders’ Deficit

The Company’s common stock is as follows:

500,000,000 shares authorized

Par value - $0.00001

Voting at 1 vote per share

As noted above, the Company does not have a sufficient amount of authorized common shares to settle all potential conversions of common stock equivalents. However, there are no related instruments that require derivative liability treatment as all of those instruments have already been considered as a component of derivative liabilities.

F-22

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

Equity Transactions for the Nine Months Ended December 31, 2023

Stock Issued for Cash

The Company sold 31,800,000 shares of its common stock to various third parties for gross proceeds of $95,400 ($0.003/share).

Equity Transactions for the Year Ended March 31, 2023

Stock Issued for Cash and Subscription Receivable

The Company sold 65,000,000 shares of its common stock to various third parties for gross proceeds of $370,000 ($0.003 - $0.01/share).

Stock Issued for Services

The Company issued 12,013,006 shares of common stock for services rendered, having a fair value of $510,065 ($0.005 - $0.05/share), based upon the quoted closing trading price of the Company’s common stock.

Stock Issued for Services – Related Parties

The Company issued 75,000,000 shares of common stock for services rendered to the Company’s Chief Executive Officer and a related family member of the Chief Executive Officer, having a fair value of $3,750,000 ($0.05/share), based upon the quoted closing trading price of the Company’s common stock.

See Note 10 regarding related employment agreements.

Note 10 – Commitments

Employment Agreements

Chief Executive Officer

In May 2022, the Company executed a three-year (3) employment agreement with its Chief Executive Officer. The agreement provides for the following:

•	After the first three-years (3), the agreement will renew automatically for one-year (1) terms,
•	50,000,000 shares of common stock for services rendered (see Note 8); and
•	$20,000 per month

There are no amounts due at December 31, 2023.

F-23

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2023

(Unaudited)

Chief Operations Officer – Related Family Member

In May 2022, the Company executed a three-year (3) employment agreement with a family member related to its Chief Operations Officer. The agreement provides for the following:

•	After the first three-years (3), the agreement will renew automatically for one-year (1) terms,
•	25,000,000 shares of common stock for services rendered (see Note 8); and
•	$6,667 per month

There are no amounts due at December 31, 2023.

Underwriter

In June 2022, the Company engaged Spartan Capital Securities, LLC to assist with an offering of up to $15,000,000. The agreement is for Spartan to serve as the lead book-running manager for a period of one-year (1).

Pursuant to the agreement, compensation consists of the following:

•	Expense advance - $30,000 non-refundable, which will be credited against accountable expenses incurred upon the successful completion of an offering. The Company has reflected this payment as a component of prepaid expenses at December 31, 2023 and March 31, 2023, respectively,
•	Cash fee - 8% of the gross proceeds raised,
•	Warrant coverage - 5% of the aggregate number of shares sold, warrants will have a cashless exercise provision, a term of five-years (5), exercise price equal to 110% of the offering price per share/unit,
•	Expense allowance - up to $150,000 for fees and legal counsel and other out-of-pocket expenses, additionally, 1% of the gross proceeds from the offering shall be provided for non-accountable expenses,
•	Overallotment – an option that is exercisable within 45 days after the closing of the offering to acquire up to an additional 15% of the total number of securities (shares/units) to be offered by the Company in the offering,
•	Tail coverage – up to 18 months following the expiration or termination of the agreement

Note 11 – Subsequent Events

Settlement Agreement

In March 2024, the Company entered into a settlement agreement (the “Settlement Agreement”) with Cimarron Capital, Inc. and Christine Arenella (collectively, the “Lenders”) that extinguished a total of $584,000 of existing indebtedness. Under the Settlement Agreement, the Company is required to make monthly payments of $10,000 to the Lenders through March 2025 and, then, for the following 12 months, monthly payments of $12,000 to the Lenders, for total payments of $264,000. On the one-year anniversary of the Settlement Agreement, the Company has the right to make a single payment of $120,000 to the Lenders, in lieu of the 12 monthly payments to the Lenders.

Amendment of Articles of Incorporation

In May 2024, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock to 1,700,000,000 shares.

F-24

Maison Luxe, Inc. and Subsidiary

Balance Sheets

	March 31, 2023	March 31, 2022
	(Unaudited)	(Unaudited)

Assets

Current Assets
Cash	$122,639	$402,596
Accounts receivable	560,800	170,400
Inventory	882,946	2,673,490
Prepaid expenses	37,000	7,000
Total Current Assets	1,603,385	3,253,486

Other Assets
Note Receivable	200,000	–
Investments - related parties	200,000	265,000
Total Other Assets	400,000	265,000

Total Assets	$2,003,385	$3,518,486

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable and accrued expenses	$1,459,137	$1,226,243
Accounts payable and accrued expenses - related party	141,500
Derivative liabilities	909,471	953,437
Convertible notes payable - net	1,195,900	1,010,233
Notes payable	1,326,000	1,326,000
Total Current Liabilities	5,032,008	4,515,913

Commitments and Contingencies

Stockholders' Deficit
Preferred stock, $0.00001 par value, 5,000,000 shares authorized 2,000,000 shares issued and outstanding, respectively	20	20
Common stock, $0.00001 par value, 500,000,000 shares authorized 160,166,409 and 7,840,903 shares issued and outstanding, respectively	1,602	78
Common stock issuable	–	4
Additional paid-in capital	8,900,590	4,272,045
Accumulated deficit	(11,930,835)	(5,269,574)
Total Stockholders' Deficit	(3,028,623)	(997,427)

Total Liabilities and Stockholders' Deficit	$2,003,385	$3,518,486

F-25

Maison Luxe, Inc. and Subsidiary

Statements of Operations
(Unaudited)

	For the Year Ended March 31,
	2023	2022

Sales	$11,870,138	$17,635,898

Cost of sales	12,609,525	17,606,114

Gross loss	(739,387)	29,784

General and administrative expenses	5,514,031	1,562,562

Loss from operations	(6,253,418)	(1,532,778)

Other income (expense)
Amortization of debt discount	(216,667)	(377,916)
Derivative expense	(19,000)	(171,450)
Change in fair value of derivative liabilities	87,966	61,027
Interest expense	(278,373)	(299,657)
Interest income	18,231	–
Gain on sale of investment	–	20,000
Total other expense - net	(407,843)	(767,996)

Net loss	$(6,661,261)	$(2,300,774)

Loss per share - basic and diluted	$(0.05)	$(0.30)

Weighted average number of shares - basic and diluted	123,176,193	7,720,311

F-26

Maison Luxe, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Years Ended March 31, 2023 and 2022

(unaudited)

	Preferred Stock		Common Stock		Common Stock Issuable		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

March 31, 2022 (Unaudited)	2,000,000	$20	7,840,903	$78	312,500	$4	$4,272,045	$(5,269,574)	$(997,427)

Common stock issued for cash	–	–	65,000,000	650	–	–	369,350	–	370,000

Common stock issued for services	–	–	12,013,006	120	–	–	509,945	–	510,065

Common stock issued for services - related parties	–	–	75,000,000	750	–	–	3,749,250	–	3,750,000

Issuance of common stock issuable	–	–	312,500	4	(312,500)	(4)	–	–	–

Net loss	–	–	–	–	–	–	–	(6,661,261)	(6,661,261)

March 31, 2023 (Unaudited)	2,000,000	$20	160,166,409	$1,602	–	$–	$8,900,590	$(11,930,835)	$(3,028,623)

	Preferred Stock		Common Stock		Common Stock Issuable		Additional Paid-in	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

March 31, 2021 (Unaudited)	2,000,000	$20	7,059,903	$71	–	$–	$3,240,412	$(2,968,800)	$271,703

Contributed capital - related party	–	–	–	–	–	–	235,000	–	235,000

Common stock issued for cash	–	–	701,000	7	–	–	525,743	–	525,750

Common stock issued for services	–	–	80,000	–	312,500	4	270,890	–	270,894

Net loss - 2022	–	–	–	–	–	–	–	(2,300,774)	(2,300,774)

March 31, 2022 (Unaudited)	2,000,000	$20	7,840,903	$78	312,500	$4	$4,272,045	$(5,269,574)	$(997,427)

F-27

Maison Luxe, Inc. and Subsidiary

Statements of Cash Flows

(unaudited)

	For the Year Ended March 31,
	2023	2022

Operating activities
Net loss	$(6,661,261)	$(2,300,774)
Adjustments to reconcile net loss to net cash used in operations
Common stock issued for services	510,065	270,894
Common stock issued for services - related parties	3,750,000	–
Amortization of debt discount	216,667	377,916
Derivative expense	19,000	171,450
Change in fair value of derivative liabilities	(87,966)	(61,027)
Gain on sale of investment	–	(20,000)
Changes in operating assets and liabilities
Increase (decrease) in
Accounts receivable	(390,400)	153,881
Inventory	1,790,544	(1,930,135)
Prepaid expenses	(30,000)	(6,338)
Accounts payable and accrued expenses	232,894	1,078,717
Accounts payable and accrued expenses - related party	141,500	–
Net cash used in operating activities	(508,957)	(2,265,416)

Investing activities
Proceeds from sale of investments	–	570,000
Purchases of investments	–	(515,000)
Advances on note receivable	(270,000)	–
Return of capital - investment	70,000	–
Return of capital - investment - related party	65,000	–
Net cash provided by (used in) investing activities	(135,000)	55,000

Financing activities
Proceeds from issuance of notes payable	10,000	1,000,000
Proceeds from issuance of convertible note payable	25,000	450,000
Repayments on notes payable	(10,000)	–
Repayments on convertible notes payable	(31,000)	–
Repayments of advances - related party	–	(13,221)
Stock issuances for cash	370,000	525,750
Capital contribution by related party	–	235,000
Net cash provided by financing activities	364,000	2,197,529

Net decrease in cash	(279,957)	(12,887)

Cash - beginning of year	402,596	415,483

Cash - end of year	$122,639	$402,596

Supplemental disclosure of cash flow information
Cash paid for interest	$17,632	$–
Cash paid for income tax	$–	$–

F-28

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Note 1 - Organization and Nature of Operations

Maison Luxe, Inc. and Subsidiary (collectively, “we,” “us,” “our” or the “Company”) offers highly desired luxury retail consumer item such as fine time pieces and jewelry segment both on wholesale and business to consumer basis.

The parent (Maison Luxe Inc.) and subsidiaries are organized as follows:

Company Name	Incorporation Date	State of Incorporation

Maison Luxe, Inc. ("Maison Luxe")	January 20, 2002	Nevada
Maison Luxe, LLC ("Maison Luxe")	May 11, 2020	Wyoming

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

Liquidity, Going Concern and Management’s Plans

These unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying unaudited consolidated financial statements, for the year ended March 31, 2023, the Company had:

•	Net loss of 6,661,261; and
•	Net cash used in operations was $508,957

Additionally, at March 31, 2023, the Company had:

•	Accumulated deficit of $11,930,835
•	Stockholders’ deficit of $3,028,623; and
•	Working capital deficit of $3,428,623

The Company has cash on hand of $122,639 at March 31, 2023. Although the Company intends to raise additional debt or equity capital, the Company expects to continue to incur significant losses from operations and have negative cash flows from operating activities for the near-term. These losses could be significant as merchandise sales revenues ramp up along with continuing expenses related to consulting, compensation, professional fees, and regulatory fees are incurred.

F-29

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

The Company has incurred significant losses since its inception and has not demonstrated an ability to generate sufficient revenues to achieve profitable operations. There can be no assurance that profitable operations will ever be achieved, or if achieved, could be sustained on a continuing basis. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the period ended March 31, 2024, and our current capital structure including equity-based instruments and our obligations and debts. The Company has satisfied its obligations from the issuance of both debt and equity; however, there is no assurance that such successful efforts will continue.

If the Company does not obtain additional capital, the Company will be required to reduce the scope of its business development activities or cease operations. The Company continues to explore obtaining additional capital financing sources and the Company is closely monitoring its cash balances, cash needs, and expense levels.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these unaudited consolidated financial statements are issued. The unaudited consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Accordingly, the unaudited consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Pursuing additional capital raising opportunities (debt and/or equity),
•	Continuing to develop core operations that will generate revenues,
•	Explore and execute prospective partnering opportunities; and
•	Identifying unique market opportunities that represent potential positive short-term cash flow.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

These unaudited consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its majority owned subsidiary. All intercompany transactions and balances have been eliminated.

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as one reportable segment. We do not have any property or equipment outside of the United States.

F-30

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and changes in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Significant estimates during the years ended March 31, 2023 and 2022, include the valuation of derivative liabilities, valuation of stock-based compensation, uncertain tax positions, and the valuation allowance on deferred tax assets.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

•	Level 1 - Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
•	Level 2 - Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
•	Level 3 - Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

F-31

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company’s financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, accounts payable and accrued expenses – related parties, convertible notes payable and notes payable, are carried at historical cost. At March 31, 2023 and 2022, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the unaudited consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. At June 30, 2022 and March 31, 2022, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. At March 31, 2023 and March 31, 2022, cash in bank exceeded FDIC insured limits by $0 and $152,596, respectively.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

During the year ended March 31, 2022, the Company received additional time pieces at no additional cost, in exchange for a reduction of accounts receivable of $79,900 from an existing customer.

F-32

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Allowance for doubtful accounts was $0 and $0 at March 31, 2023 and March 31, 2022, respectively.

For the years ended March 31, 2023 and 2022, the Company recorded bad debt expense of $0 and $0, respectively.

Inventory

Inventory consists of fine time pieces and jewelry.

Inventory is stated at the lower of cost or market.

Cost is determined using the first-in, first-out (FIFO) method of inventory valuation. Management assesses the recoverability and establishes reserves of the various inventory components on a quarterly basis and is based on the estimated net realizable values of respective finished inventory.

At March 31, 2023 and March 31, 2022, inventory was $882,946 and $2,673,490, respectively.

Note Receivable

In December 2022, the Company advanced $270,000 to a third party. The note is due on demand and bears monthly simple interest at 2.5% of the outstanding balance. At March 31, 2023 and 2022 the note receivable was as follows:

Balance - March 31, 2022	$–
Advances	270,000
Repayments	(70,000)
Balance - March 31, 2023	$200,000

During 2023, the Company received total payments of $88,231, of which $70,000 was principal repayments and $18,231 was interest income.

Investments – Related Parties

The Company has advanced funds for various investments into other companies at various stages of growth, all of which are carried at cost. The Company previously invested in an entity controlled by a family member related to the Chief Executive Officer as well an entity controlled by a Board Member.

At March 31, 2023 and 2022 investments – related parties were as follows:

Balance - March 31, 2021	$300,000
Sale of investments	(550,000)
Purchase of investments	515,000
Balance - March 31, 2022	265,000
Return of capital	(65,000)
Balance - March 31, 2023	$200,000

F-33

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Year Ended March 31, 2022

The Company sold investments having a carrying amount of $550,000 for cash proceeds of $570,000, resulting in a gain on sale of investments of $20,000.

Property and Equipment

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. There were no impairment losses for the three and year ended March 31, 2023 and 2022, respectively.

Derivative Liabilities

The Company assessed the classification of its derivative financial instruments as of March 31, 2023 and March 31, 2022, which consist of convertible notes payable and has determined that such instruments qualify for treatment as derivative liabilities as they meet the criteria for liability classification under ASC 815.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (“ASC 480”), “Distinguishing Liabilities from Equity” and FASB ASC Topic No. 815, (“ASC 815”) “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each reporting period, with any increase or decrease in the fair value recorded in the results of operations (other income/expense) as change in fair value of derivative liabilities. The Company uses a binomial pricing model to determine fair value of these instruments.

Upon conversion or repayment of a debt instrument in exchange for shares of common stock, where the embedded conversion option has been bifurcated and accounted for as a derivative liability, the Company records the shares of common stock at fair value, relieves all related debt, derivatives, and debt discounts, and recognizes a net gain or loss on debt extinguishment. In connection with the debt extinguishment, the Company typically records an increase to additional paid-in capital for any remaining liability balance.

Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Original Issue Discount

For certain notes issued, the Company may provide the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the Consolidated Statements of Operations.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense over the life of the underlying debt instrument, in the Consolidated Statements of Operations.

F-34

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

•	Identification of the contract, or contracts, with a customer
•	Identification of the performance obligations in the contract
•	Determination of the transaction price
•	Allocation of the transaction price to the performance obligations in the contract
•	Recognition of the revenue when, or as, performance obligations are satisfied

Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

The Company is required under the terms of a customer contract to provide goods for sale. The Company satisfies this performance obligation upon delivery.

Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts contained a significant financing component.

F-35

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

The transaction price is identifiable in the contract and has been agreed upon with the customer prior to delivery of the goods for sale.

Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

All of our contracts allocate the transaction price to a single distinct performance obligation.

Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies its performance obligation at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring promised goods to a customer.

When determining revenues, no significant judgements or assumptions are required. For all transactions, the sales price is fixed and determinable (no variable consideration). All consideration from contracts is included in the transaction price. The Company’s contracts all contain single performance obligations.

For our contracts with customers, payment terms are generally within 30 days from delivery of the product. The timing of satisfying our performance obligation does not vary significantly from the typical timing of payment. We do not offer any returns, refunds or warranties, and no arrangements are cancellable.

Disaggregation of Revenues

For the years ended March 31, 2023 and 2022, the Company recognized 100% of its revenues from the sale of its luxury time pieces and jewelry.

Contract Liabilities (Deferred Revenue)

Contract liabilities represent deposits made by customers before the satisfaction of a performance obligation and recognition of revenue. Upon completion of the performance obligation that the Company has with the customer based on the terms of the contract, the liability for the customer deposit is relieved and revenue is recognized.

At March 31, 2023 and 2022, the Company had deferred revenue of $0 and $0, respectively.

F-36

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Cost of Sales

Cost of sales primarily consists of product purchases.

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of March 31, 2023 and 2022, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded during the years ended March 31, 2023 and 2022, respectively.

For the years ended March 31, 2023 and 2022, the Company did not have any uncertain tax positions.

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value, the Company considers the following assumptions in the Black-Scholes model:

•	Exercise price,
•	Expected dividends,
•	Expected volatility,
•	Risk-free interest rate; and
•	Expected life of option

F-37

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Stock Warrants

In connection with certain financing (debt or equity), consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of warrants issued for compensation using the Black-Scholes option pricing model as of the measurement date. However, for warrants issued that meet the definition of a derivative liability, fair value is determined based upon the use of a binomial pricing model.

Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value and expensed over the requisite service period or at the date of issuance if there is not a service period.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the unaudited consolidated statements of operations.

The Company recognized $6,132 and $1,588 in marketing and advertising costs during the years ended March 31, 2023 and 2022, respectively.

Basic and Diluted Earnings (Loss) per Share

Pursuant to ASC 260-10-45, basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the periods presented. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future.

In the event of a net loss, diluted loss per share is the same as basic loss per share since the effect of the potential common stock equivalents upon conversion would be anti-dilutive.

The following potentially dilutive equity securities outstanding as of March 31, 2023 and 2022 were as follows:

	March 31, 2023	March 31, 2022

Convertible debt	627,174,753	75,901,909
Total common stock equivalents	627,174,753	75,901,909

The convertible notes contain exercise prices that have a discount to market ranging from 25% - 55% of the lowest trading price in the preceding 20 days as well as fixed conversion prices. As a result, the amount computed for common stock equivalents could change given the quoted closing trading price at each reporting period.

F-38

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Based on the potential common stock equivalents noted above at March 31, 2023, the Company did not have sufficient authorized shares of common stock (500,000,000) to settle all potential exercises of common stock equivalents at March 31, 2023.

Preferred Stock (Temporary Equity)

We apply the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as temporary equity. At all other times, we classified our preferred shares in stockholders’ equity. Our preferred shares do not feature any redemption rights within the holders’ control or conditional redemption features not within our control. Accordingly, unless otherwise noted, all issuances of preferred stock are presented as a component of consolidated stockholders’ deficit.

There were no such instruments at March 31, 2023 and 2022, respectively.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of ASU’s to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our consolidated financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the consolidated financial statements of the Company, except for the following:

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity; Own Equity (“ASU 2020-06”), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year.

F-39

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

We adopted this pronouncement on April 1, 2021; however, the adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

In May 2021, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. This new standard provides clarification and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (such as warrants) that remain equity classified after modification or exchange.

This standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Issuers should apply the new standard prospectively to modifications or exchanges occurring after the effective date of the new standard. Early adoption is permitted, including adoption in an interim period. If an issuer elects to early adopt the new standard in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period.

We adopted this pronouncement on April 1, 2021; however, the adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities in accordance with Accounting Standards Codification Topic 606. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022 and early adoption is permitted. While the Company is continuing to assess the timing of adoption and the potential impacts of ASU 2021-08, it does not expect ASU 2021-08 will have a material effect, if any, on its consolidated financial statements.

We adopted this pronouncement on April 1, 2022; however, the adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no material effect on the results of operations, stockholders’ deficit, or cash flows.

F-40

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Note 3 – Advances – Related Party

The Company received various advances (repayments) from (to) the Company’s Chief Executive Officer. The following represents the balance due at March 31, 2022:

Advances
Terms	Related Party

Issuance date of note	Various
Term	Due on Demand
Maturity date	None
Interest rate	None
Collateral	Unsecured

Balance - March 31, 2021	$13,221
Advances, net of repayments	(13,221)
Balance - March 31, 2022	$–

Note 4 – Convertible Notes Payable

The following represents a summary of the Company’s convertible notes payable, key terms and outstanding balances at March 31, 2023 and 2022, respectively:

	1	2	3	4	3
Terms	Note	Note	Note	Note	Note

Issuance dates of notes	Prior to 2020	May 2020 - January 2021	May 2021	January 2022	October 2022
Maturity date	Prior to 2020	May 2021 - January 2022	May 2022	January 2023	October 2023
Interest rate	6% - 10%	5% - 10%	10%	0%	10%
Collateral	Unsecured	Unsecured	Unsecured	Unsecured	Unsecured
Conversion price	$0.021 - $1.25/share	$0.001 - $0.002/share	$0.001	$0.010	$0.001

						Total	In-Default

Balance - March 31, 2021	$209,400	$172,917	$–	$–	$–	$382,317	$364,400
Gross proceeds	–	–	200,000	500,000	–	700,000
Debt discount	–	–	(200,000)	(250,000)	–	(450,000)
Amortization of debt discount	–	132,083	183,333	62,500	–	377,916
Balance - March 31, 2022	209,400	305,000	183,333	312,500	–	1,010,233	$514,400
Gross proceeds	–	–	–	–	25,000	25,000
Debt discount	–	–	–	–	(25,000)	(25,000)
Amortization of debt discount	–	–	16,667	187,500	12,500	216,667
Repayments	–	–	–	(31,000)	–	(31,000)
Balance - March 31, 2023	$209,400	$305,000	$200,000	$469,000	$12,500	$1,195,900	$1,183,400

1	These notes are convertible at a price equal to 45% - 50% of the lowest trading price occuring in the preceeding twenty (20) days.
2	These notes are convertible at a price equal to 50% - 75% of the lowest trading price occuring in the preceeding twenty (20) days.
3	This note is convertible at a price equal to 50% of the lowest trading price occuring in the preceeding twenty (20) days.
4	These notes are convertible at $0.01/share and contain an original issue discount equal to 50% of the face amount of the note.

F-41

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Subsequent to the March 31, 2023 year end, in June 2023, one of the Company’s lenders, GPL Ventures (“GPL”) was ordered under judgment by the U.S. Securities and Exchange Commission (“US SEC”) to surrender all outstanding debt owed by the Company to GPL. As a result, the Company recorded a gain on debt extinguishment of $469,387. This includes $361,000 of principal and related accrued interest of $108,387.

Note 5 – Notes Payable

The following represents a summary of the Company’s notes payable, key terms and outstanding balances at March 31, 2023 and 2022, respectively:

Terms	Note	Note	Note	Note

Issuance dates of notes	Prior to 2020	February 2021	July/August 2021	April 2022
Maturity date	Prior to 2020	February 2021	July/August 2022	April 2023
Interest rate	8% - 15%	15%	15%	10%
Collateral	Unsecured	Unsecured	Unsecured	All assets

					Total	In-Default

Balance - March 31, 2021	$155,000	$171,000	$–	$–	$326,000	$326,000
Proceeds	–	–	1,000,000	–	1,000,000
Balance - March 31, 2022	155,000	171,000	1,000,000	–	1,326,000	$326,000
Proceeds	–	–	–	10,000	10,000
Repayments	–	–	–	(10,000)	(10,000)
Balance - March 31, 2023	$155,000	$171,000	$1,000,000	$–	$1,326,000	$1,326,000

In April 2022, the Company executed a note for $10,000, which was repaid in December 2022. From April 2022 through April 2024, the noteholder is entitled to 100,000 post-split shares only upon an uplisting to a senior stock exchange such as NASDAQ, AMEX, or NYSE.

Subsequent to the March 31, 2023 year end, in June 2023, one of the Company’s lenders, GPL Ventures (“GPL”) was ordered under judgment by the U.S. Securities and Exchange Commission (“US SEC”) to surrender all outstanding debt owed by the Company to GPL. As a result, the Company recorded a gain on debt extinguishment of $1,705,087. This includes $1,326,000 of principal and related accrued interest of $379,087.

Note 6 – Derivative Liabilities

The above convertible notes contained embedded conversion options with a conversion price that could result in issuing an indeterminate amount of future common stock to settle the host contract. Accordingly, the embedded conversion options are required to be bifurcated from the host instrument (convertible note) and treated as a liability, which is calculated at fair value, and marked to market at each reporting period.

F-42

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

During the years ended March 31, 2023 and 2022, respectively, the Company used the binomial pricing model to estimate the fair value of its embedded conversion option liabilities on both the commitment date and the remeasurement date with the following inputs:

	March 31, 2023	March 31, 2022

Expected term (years)	1.00	1.00
Expected volatility	227% - 278%	123% - 235%
Expected dividends	0%	0%
Risk free interest rate	2.8% - 4.73%	0.06% - 1.63%

A reconciliation of the beginning and ending balances for the derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) is as follows at March 31, 2023 and 2022:

Derivative liabilities - March 31, 2021	$643,014
Fair value at commitment date	371,450
Fair value mark to market adjustment	(61,027)
Balance - March 31, 2022	953,437
Fair value at commitment date	44,000
Fair value mark to market adjustment	(87,966)
Balance - March 31, 2023	$909,471

Changes in fair value of derivative liabilities are included in other income (expense) in the accompanying consolidated statements of operations.

During the years ended March 31, 2023 and 2022, the Company recorded a change in fair of derivative liabilities (gains) of $87,966 and $61,027, respectively.

In connection with bifurcating embedded conversion options and accounting for certain convertible notes payable, the Company computes a fair value on the commitment date, and upon the initial valuation of this instrument, determined that the fair value of the liability exceeded the proceeds of the convertible debt host instrument. As a result, the Company recorded a debt discount at the maximum amount allowed (the face amount of the debt), which required the excess to be recorded as a derivative expense.

For the years ended March 31, 2023 and 2022, the Company recorded a derivative expense of $19,000 and $171,450, respectively.

Note 7 – Fair Value of Financial Instruments

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

F-43

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Liabilities measured at fair value on a recurring basis consisted of the following at March 31, 2023 and 2022:

	March 31, 2023
	Level 1	Level 2	Level 3	Total

Liabilities
Derivative liabilities	$–	$–	$909,471	$909,471
Total	$–	$–	$909,471	$909,471

	March 31, 2022
	Level 1	Level 2	Level 3	Total

Liabilities
Derivative liabilities	$–	$–	$953,437	$953,437
Total	$–	$–	$953,437	$953,437

Note 8 – Series A, Super Voting Preferred Stock

The Company’s Series A, Super Voting Preferred Stock (“Series A PS”) have the following terms:

5,000,000 shares authorized, 2,000,000 shares issued and outstanding (no designations)

Par value - $0.00001

Dividends – none

Voting – equivalent to 500 times that number of votes that each shareholder of common stock is entitled to.

Liquidation value – $0

Anti-dilution rights – none

Note 9 – Stockholders’ Deficit

The Company has one (1) class of common stock:

Common Stock

500,000,000 shares authorized

Par value - $0.00001

Voting at 1 vote per share

As noted above, the Company does not have a sufficient amount of authorized common shares to settle all potential conversions of common stock equivalents.

F-44

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Equity Transactions for the Year Ended March 31, 2023

Stock Issued for Cash and Subscription Receivable

The Company sold 65,000,000 shares of its common stock to various third parties for gross proceeds of $370,000 ($0.003 - $0.01/share).

Stock Issued for Services

The Company issued 12,013,006 shares of common stock for services rendered, having a fair value of $510,065 ($0.005 - $0.05/share), based upon the quoted closing trading price of the Company’s common stock.

Stock Issued for Services – Related Parties

The Company issued 75,000,000 shares of common stock for services rendered to the Company’s Chief Executive Officer and a related family member of the Chief Executive Officer, having a fair value of $3,750,000 ($0.05/share), based upon the quoted closing trading price of the Company’s common stock.

See Note 10 regarding related employment agreements.

Equity Transactions for the Year Ended March 31, 2022

Stock Issued for Cash

The Company sold 701,000 shares of its common stock to various third parties for gross proceeds of $525,750 ($0.75/share).

Stock Issued for Services

The Company issued 80,000 shares of common stock for services rendered, having a fair value of $24,800 ($0.05 - $0.12/share), based upon the quoted closing trading price of the Company’s common stock.

The Company authorized for issuance 312,500 shares of common stock for services rendered, having a fair value of $246,094 ($0.775 - $0.80/share), based upon the quoted closing trading price of the Company’s common stock. At March 31, 2022, all of these shares were recorded as common stock issuable. All shares were issued on May 13, 2022 (fiscal year end March 31, 2023).

Capital contribution – Related Party

The Company recorded $235,000 as contributed capital from the Chief Executive Officer.

F-45

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Note 10 – Commitments

Employment Agreements

Chief Executive Officer

In May 2022, the Company executed a three-year (3) employment agreement with its Chief Executive Officer. The agreement provides for the following:

•	After the first three-years (3), the agreement will renew automatically for one-year (1) terms,
•	50,000,000 shares of common stock for services rendered (see Note 9); and
•	$20,000 per month

Chief Operations Officer – Related Family Member

In May 2022, the Company executed a three-year (3) employment agreement with a family member related to its Chief Operations Officer. The agreement provides for the following:

•	After the first three-years (3), the agreement will renew automatically for one-year (1) terms,
•	25,000,000 shares of common stock for services rendered (see Note 9); and
•	$6,667 per month

Underwriter

In June 2022, the Company engaged Spartan Capital Securities, LLC to assist with an offering of up to $15,000,000. The agreement is for Spartan to serve as the lead book-running manager for a period of one-year (1).

Pursuant to the agreement, compensation consists of the following:

•	Expense advance - $30,000 non-refundable, which will be credited against accountable expenses incurred upon the successful completion of an offering. The Company has reflected this payment as a component of prepaid expenses at March 31, 2023,
•	Cash fee - 8% of the gross proceeds raised,
•	Warrant coverage - 5% of the aggregate number of shares sold, warrants will have a cashless exercise provision, a term of five-years (5), exercise price equal to 110% of the offering price per share/unit,
•	Expense allowance - up to $150,000 for fees and legal counsel and other out-of-pocket expenses, additionally, 1% of the gross proceeds from the offering shall be provided for non-accountable expenses,
•	Overallotment – an option that is exercisable within 45 days after the closing of the offering to acquire up to an additional 15% of the total number of securities (shares/units) to be offered by the Company in the offering,
•	Tail coverage – up to 18 months following the expiration or termination of the agreement

F-46

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

Note 11 – Income Taxes

The Company did not have a provision for income taxes or record a tax benefit (current or deferred) for tax years ended March 31, 2023 and 2022, respectively due to continuing losses and availability of net operating loss carry forwards.

On August 16, 2022, the Company adopted the guidance as set forth in the Inflation Reduction Act of 2022 (“IRA 2022”). The IRA 2022, among other tax provisions, imposes a 15% corporate alternative minimum tax based on financial statement income, effective for tax years beginning after December 31, 2022. The Company adopted the guidance on April 1, 2023.

The IRA 2022 also establishes a 1% excise tax on stock repurchases made by publicly traded U.S. corporations, effective for stock repurchases after December 31, 2022. The IRA 2022 did not impact the Company’s current year tax provision or the Company’s consolidated financial statements.

The Company’s tax expense differs from the “expected” tax expense for the period (computed by applying the corporate rate of 21% to loss before taxes), are approximately as follows:

	March 31, 2023	March 31, 2022
Federal income tax benefit	$(1,399,000)	$(483,000)
Non-deductible items	4,000	36,000
Subtotal	(1,395,000)	(447,000)
Change in valuation allowance	1,395,000	447,000
Income tax benefit	$–	$–

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at March 31, 2023 and 2022, respectively, are approximately as follows:

	March 31, 2023	March 31, 2022
Amortization of debt discount	$(125,000)	$79,000
Share based payments	(952,000)	57,000
Change in fair value of derivative liabilities	278,000	(13,000)
Net operating loss carryforwards	(1,368,000)	(895,000)
Total deferred tax assets	(2,167,000)	(772,000)
Less: valuation allowance	2,167,000	772,000
Net deferred tax asset recorded	$–	$–

Deferred tax assets and liabilities are computed by applying the federal (21%) and state income tax rates (0%) in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carryforwards. In assessing if the deferred tax assets will be realized, the Company considers whether it is more likely than not that some or all of these deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these deductible temporary differences reverse.

F-47

Maison Luxe, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

(Unaudited)

A valuation allowance for deferred tax assets, including net operating losses, is recognized when it is more likely than not that some or all of the benefit from the deferred tax asset will not be realized. To assess that likelihood, we use estimates and judgment regarding our future taxable income, and we consider the tax consequences in the jurisdiction where such taxable income is generated, to determine whether a valuation allowance is required. Such evidence can include our current financial position, our results of operations, both actual and forecasted, the reversal of deferred tax liabilities, and tax planning strategies as well as the current and forecasted business economics of our industry.

During the year ended March 31, 2023, the valuation allowance increased by approximately $1,395,000. The total valuation allowance results from the Company’s estimate of its uncertainty in being unable to recover its net deferred tax assets.

Our net deferred tax asset is approximately $2,167,000 as of March 31, 2023 with a valuation amount of $2,167,000. We believe it is more likely than not that these deferred tax assets will not be realized. Management considered the likelihood of the Company’s continuing net operating losses and other deferred tax attributes will be utilized prior to their expiration, if applicable. The determination to record a valuation allowance was based on management’s assessment of all available evidence, both positive and negative, supporting realizability of the Company deferred tax asset as required by applicable accounting standards. In light of those criteria for recognizing the tax benefit of deferred tax assets, the Company’s assessment resulted in application of a full valuation allowance against the deferred tax asset as of March 31, 2023.

At March 31, 2023, the Company has federal net operating loss carryforwards, which are available to offset future taxable income, of approximately $6,514,0001 (approximately $1,368,000 at the tax rate). The Company is in the process of analyzing their NOL and has not determined if the Company has had any change of control issues that could limit the future use of these NOL’s. NOL carryforwards that were generated after 2017 may only be used to offset 80% of taxable income and are carried forward indefinitely. NOL’s generated prior to December 31, 2017 expire through 2037.

These carryforwards may be subject to an annual limitation under Section 382 and 383 of the Internal Revenue Code of 1986, and similar state provisions if the Company experienced one or more ownership changes which would limit the amount of NOL and tax credit carryforwards that can be utilized to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 and 383, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percentage points over a three- year period. The Company has not completed an IRC Section 382/383 analysis. If a change in ownership were to have occurred, NOL and tax credit carryforwards could be eliminated or restricted.

If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate.

The Company files corporate income tax returns in the United States and State of Nevada jurisdictions. Due to the Company’s net operating loss posture, all tax years are open and subject to income tax examination by tax authorities. The Company’s policy is to recognize interest expense and penalties related to income tax matters as tax expense. At March 31, 2023 and 2022, respectively, there are no unrecognized tax benefits, and there were no significant accruals for interest related to unrecognized tax benefits or tax penalties.

Note 12 – Subsequent Events

Stock Issued for Cash

The Company sold 31,800,000 shares of its common stock to various third parties for gross proceeds of $95,400 ($0.003/share).

F-48

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1*	Articles of Incorporation (filed June 20, 2002)
2.2*	Articles of Amendment (filed April 1, 2008)
2.3*	Articles of Amendment (filed September 30, 2015)
2.4*	Articles of Amendment (filed March 10, 2017)
2.5*	Bylaws of Maison Luxe, Inc. (formerly Clikia Corp., formerly MK Automotive, Inc.)
2.6*	Articles of Amendment (filed November 2, 2017)
2.7*	Articles of Amendment (filed March 6, 2018)
2.8*	Articles of Amendment (filed May 1, 2018)
2.9*	Articles of Amendment (filed July 24, 2018)
2.10*	Articles of Amendment (filed January 9, 2019)
2.11*	Articles of Amendment (filed May 3, 2019)
2.12*	Articles of Amendment (filed January 27, 2020)
2.13*	Articles of Amendment (filed October 21, 2020)
2.14@	Articles of Amendment (filed March 1, 2024)
2.15#	Articles of Amendment (filed May 1, 2024)
3.1*	Convertible Promissory Note issued to Schooner Equities LLC
3.2*	Convertible Promissory Note issued to GPL Ventures LLC, face amount $30,000
3.3*	Convertible Promissory Note issued to GPL Ventures LLC, face amount $25,000
3.4*	Convertible Promissory Note issued to GPL Ventures LLC, face amount $100,000
3.5*	Convertible Promissory Note issued to GPL Ventures LLC, face amount $115,000
3.6*	Convertible Promissory Note issued to GPL Ventures LLC, face amount $40,000
3.7*	Convertible Promissory Note issued to GPL Ventures LLC, face amount $150,000
3.8*	Convertible Promissory Note issued to GPL Ventures LLC, face amount $61,000
3.9*	Convertible Promissory Note issued to A2G, LLC, face amount $150,000
3.10*	Convertible Promissory Note issued to Common Sense Holdings, LLC, face amount $200,000
3.11*	Convertible Promissory Note issued to Cimarron Capital, Inc., face amount $300,000
3.12*	Convertible Promissory Note issued to Christine Arenella, face amount $200,000
4.1#	Form of Subscription Agreement
6.1*	Archive Purchase Agreement between Clikia Corp. and David Loflin
6.2*	Promissory Note issued by Maison Luxe LLC to GPL Ventures LLC, face amount $25,000
6.3*	Promissory Note issued by Maison Luxe LLC to GPL Ventures LLC, face amount $30,000
6.4*	Promissory Note issued by Maison Luxe LLC to GPL Ventures LLC, face amount $101,000
6.5*	Promissory Note issued by Maison Luxe LLC to GPL Ventures LLC, face amount $20,500
6.6*	Promissory Note issued by Maison Luxe LLC to GPL Ventures LLC, face amount $171,000
6.7*	Promissory Note issued by Maison Luxe LLC to GPL Ventures LLC, face amount $25,000
6.8*	Promissory Note issued by Maison Luxe LLC to GPL Ventures LLC, face amount $30,000
6.9*	Promissory Note issued by Maison Luxe LLC to GPL Ventures LLC, face amount $300,000
6.10*	Promissory Note issued by Maison Luxe LLC to GPL Ventures LLC, face amount $700,000
6.11@	Simple Agreement for Future Equity issued to Maison Luxe, Inc. by Impossible Diamond, Inc. dated January 25, 2021, for $150,000
6.12@	Simple Agreement for Future Equity issued to Maison Luxe, Inc. by Impossible Diamond, Inc. dated April 13, 2021, for $50,000
6.13#	Settlement Agreement among the Company, Cimarron Capital, Inc. and Christine Arenella
6.14#	Employment Agreement between the Company and Anil Idnani
6.15#	Employment Agreement between the Company and Raj Idnani
7.1*	Plan and Agreement of Reorganization between Clikia Corp., f/k/a MK Automotive, Inc., and Clikia Corp., a Louisiana corporation
7.2*	Agreement and Plan of Reorganization among Clikia Corp., Maison Luxe, Inc., a Wyoming corporation, and Maison Luxe, LLC, a Delaware limited liability company
11.1#	Consent of Newlan law Firm, PLLC (See Exhibit 12.1)
12.1#	Opinion of Newlan Law Firm, PLLC

___________________

# Filed herewith.

* Incorporated by reference as indicated.

@ Filed previously.

29

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey, on June 20, 2024.

MAISON LUXE, INC.

By:	/s/ Anil Idnani
Anil Idnani
Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Anil Idnani	June 20, 2024
Anil Idnani
Chief Executive Officer, Acting Chief Financial Officer, Principal Accounting Officer, Secretary and Director

By: /s/ John Cormier	June 20, 2024
John Cormier
Director

30